UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

TEXTRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Distribution Statement A: Approved for public release. Distribution is unlimited

TEXTRON

2026 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TEXTRON

GLOBAL NETWORK OF BUSINESSES

Textron is known around the world for its powerful brands of aircraft, defense and industrial products that provide customers with groundbreaking technologies, innovative solutions and first-class service.

TEXTRON AVIATION

Textron Aviation is home to the Beechcraft® and Cessna® aircraft brands and is a leader in general aviation through two principal product lines: aircraft and aftermarket parts and services. Aircraft includes sales of business jets, turboprop aircraft, military trainer and defense aircraft and piston engine aircraft. Aftermarket parts and services includes commercial parts sales and maintenance, inspection and repair services, and advanced flight training devices.

BELL

Bell is a leading supplier of military and commercial helicopters, tiltrotor aircraft and related spare parts and services. Bell supplies advanced military helicopters and tiltrotors to the U.S. Government and non-U.S. military customers and commercially certified helicopters to corporate, private, law enforcement, utility, public safety and emergency medical helicopter operators, and U.S. and foreign governments. Bell provides support and service for an installed base of approximately 13,000 helicopters.

INDUSTRIAL

Our industrial segment designs and manufactures a variety of products within the Kautex and Textron Specialized Vehicles businesses. Kautex is a leader in designing and manufacturing plastic fuel systems for automobiles and light trucks, along with other automotive systems and components. Textron Specialized Vehicles products include golf cars, utility vehicles, light transportation vehicles, aviation ground support equipment, professional turf-maintenance equipment and specialized turf-care vehicles.

TEXTRON SYSTEMS

Textron Systems' businesses develop, manufacture and integrate products and services for U.S. and international military, government and commercial customers to support defense, homeland security, aerospace, infrastructure protection and other customer missions. Product and service offerings include electronic systems and solutions, advanced marine craft, piston aircraft engines, live military air-to-air and air-to-ship training, weapons and related components, unmanned aircraft systems and both manned and unmanned armored and specialty vehicles.

TEXTRON eAVIATION

Textron eAviation is focused on research and development initiatives related to sustainable aviation solutions and includes Pipistrel, a manufacturer of light aircraft. Pipistrel offers a family of light aircraft and gliders with both electric and combustion engines. Pipistrel's Velis Electro is the world's first, and currently only, electric aircraft to receive full type certification from the European Union Aviation Safety Agency and from the UK Civil Aviation Authority.

FINANCE

Our Finance segment, operated by Textron Financial Corporation (TFC), is a commercial finance business that provides financing solutions primarily to purchasers of new and pre-owned Textron Aviation aircraft and Bell helicopters. For more than 70 years, TFC has played a key role for Textron customers around the globe.

NOTiCE OF ANNUAL MEETiNG

To the Shareholders of Textron Inc.:

The 2026 Annual Meeting of Shareholders of Textron Inc. (the “Company”) will be held on Wednesday, April 29, 2026 at 11 a.m. Eastern Daylight Time. This year’s meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/TXT2026. Shareholders will not be able to attend the meeting in person. At the meeting, our shareholders will be asked to do the following:

To elect the eleven director nominees named in the proxy statement to hold office until the next annual shareholders’ meeting;

To ratify the appointment by the Audit Committee of Ernst & Young LLP as Textron’s independent registered public accounting firm for 2026;

To approve Textron’s executive compensation on an advisory basis; and

To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Wednesday, April 29, 2026

11:00 a.m. Eastern Daylight Time

Virtual Meeting Site: www.virtualshareholdermeeting.com/TXT2026

To be admitted to the Annual Meeting virtually, you will need to log in to www.virtualshareholdermeeting.com/TXT2026. Instructions on how to participate in the Annual Meeting via live audio webcast are described in the accompanying proxy statement and posted at www.virtualshareholdermeeting.com/TXT2026.

On March 6, 2026, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including our Proxy Statement and the Annual Report to Shareholders, and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive our proxy materials electronically did not receive the Notice and will receive the proxy materials in the format requested.

Whether or not you plan to attend the virtual meeting, we urge you to cast your vote as soon as possible so that your shares may be represented at the meeting. You may vote your shares via the internet or by telephone by following the instructions included on the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can vote by mail by following the instructions on the proxy card.

You are entitled to vote all shares of common stock registered in your name at the close of business on March 2, 2026.

By order of the Board of Directors,

E. Robert Lupone

Executive Vice President, General Counsel and Secretary

Providence, Rhode Island

March 6, 2026

TEXTRON 2026 PROXY STATEMENT

YOUR VOTE IS IMPORTANT

Brokers are not permitted to vote on the election of directors or on certain other proposals, and may elect not to vote on any matters, unless they receive voting instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker or bank, it is important that you vote. We encourage you to vote promptly, even if you intend to attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2026:

The Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended January 3, 2026 and the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026 are available at https://investor.textron.com/financial/annual-reports-proxy-materials/default.aspx. The Company will provide by mail or email, without charge, a copy of its Annual Report on Form 10-K, at the request of shareholders. Please direct all inquiries to the Company at (401) 457-2288 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903 or by email to irdepartment@textron.com.

Review the Proxy Statement and Vote in One of Four Ways:

By Telephone	By Mail
Call the telephone number on your proxy card or voting instruction form.	If you received your materials by mail, you can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

By Internet	By Attending The Virtual Meeting
You can vote your shares online at www.proxyvote.com or on the website address set forth on your proxy card or voting instruction form.	Attend the virtual meeting and vote your shares during the meeting at www.virtualshareholdermeeting.com/TXT2026

TEXTRON 2026 PROXY STATEMENT

TABLE OF CONTENTS

TEXTRON 2026 PROXY STATEMENT

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2025 Annual Report on Form 10-K. In addition, our environmental, social and governance goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

TEXTRON 2026 PROXY STATEMENT

TEXTRON INC. 2026 ANNUAL MEETING OF SHAREHOLDERS

ATTENDiNG THE MEETiNG

This proxy statement, which is first being made available to shareholders on or about March 6, 2026, is furnished in connection with the solicitation by the Board of Directors of Textron Inc. of proxies to be voted at the annual meeting of shareholders to be held on April 29, 2026, at 11:00 a.m. Eastern Daylight Time virtually via a live audio webcast and at any adjournments or postponements thereof. Shareholders will be able to attend the Annual Meeting, vote their shares and submit questions during the meeting at www.virtualshareholdermeeting.com/TXT2026.

The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/TXT2026 using the 16-digit control number found on the proxy card, voting instruction form, Notice or email, as applicable, sent or made available to shareholders entitled to vote at the Annual Meeting. Shareholders whose shares are held in street name and whose voting instruction form or Notice does not indicate that their shares may be voted through the www.proxyvote.com website should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to attend, participate in or vote at the Annual Meeting.

SHAREHOLDERS WHO MAY VOTE

All shareholders of record at the close of business on March 2, 2026 will be entitled to vote. As of March 2, 2026, Textron had outstanding 174,098,891 shares of common stock, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting.

VOTiNG RECOMMENDATiON

The Board of Directors recommends that shareholders vote as follows:

TEXTRON 2026 PROXY STATEMENT  /  1

ELECTION OF DIRECTORS

BOARD MEMBERSHiP QUALiFICATiONS

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of perspectives necessary to oversee the Company’s business. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria which are developed and recommended to the Board by the Nominating and Corporate Governance Committee. The nominees for election to the Board share certain qualifications and attributes consistent with these criteria, which are set forth in the Company’s Corporate Governance Guidelines and Policies and are summarized below:

Board Membership Criteria

Exemplary personal ethics and integrity	Core business competencies of high achievement and a record of success	Financial literacy and a history of making good business decisions and exposure to best practices

Enthusiasm for Textron and sufficient time to be fully engaged	Strong communications skills and confidence to ask tough questions	Interpersonal skills that maximize group dynamics, including respect for others

Specific skills and experience aligned with Textron’s strategic direction and operating challenges and that complement the overall composition of the Board

NOMiNEES FOR DiRECTOR

At the 2026 Annual Meeting, eleven directors are to be elected to hold office until the 2027 Annual Meeting or until their successors have been elected and qualified. All eleven nominees are currently Textron directors. Lisa Atherton, Textron’s new President and Chief Executive Officer, joined the Board on January 4, 2026. Kathleen M. Bader, a director since 2004, will be retiring from our Board of Directors effective as of the 2026 Annual Meeting in accordance with our retirement policy. In anticipation of the vacancy which will result upon Ms. Bader’s retirement, the Board appointed Cristina Méndez to the Board, effective February 15, 2026. Ms. Méndez was recommended by a third-party search firm and then evaluated and interviewed by members of the Nominating and Corporate Governance Committee, as well as other members of the Board, prior to her appointment. The search firm assisted the Company in identifying and evaluating director candidates for a fee paid by the Company. It is the intention of the persons named as proxies for the Annual Meeting, unless otherwise instructed, to vote “for” each of the directors who have been nominated for election. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies will vote for the balance of the nominees and may vote for a substitute nominee.

Our Nominating and Corporate Governance Committee and our Board have determined that each of our nominees has the experience, attributes and skills needed to collectively comprise an effective and well-functioning Board. Textron’s directors have experience with businesses that operate in industries in which Textron operates or that involve skills that are integral to Textron’s operations.

2   /  TEXTRON 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

Our director nominees offer an effective mix of relevant experience and skills, and a range of tenures with a majority having served for less than five years, due to recent Board refreshments, as illustrated below:

Although the Nominating and Corporate Governance Committee does not have a formal policy for identifying nominees for director, it seeks a variety of occupational and personal backgrounds on the Board to obtain a range of viewpoints and perspectives. The Committee has advised its third-party search firm of the importance of identifying director candidates from a variety of occupational and personal backgrounds. The Board assesses its effectiveness in this regard as part of its refreshment process.

Our Board nominees provide independent oversight, with director tenure that balances institutional knowledge with fresh perspectives, as illustrated below:

TEXTRON 2026 PROXY STATEMENT  /  3

ELECTION OF DIRECTORS

Biographical information about each nominee, as well as highlights of the specific experience, qualifications, attributes and skills of our individual Board members, are included below:

Director Since 2009 Executive Chairman	Scott C. Donnelly

Experience, Qualifications, Attributes and Skills

•  Significant experience in the aerospace and defense sector

•  Deep operational experience in innovation, manufacturing, sales and marketing, portfolio management, talent development and business processes

•  First-hand, real-time experience in, and understanding of, Textron operations

Mr. Donnelly, 64, is Executive Chairman of Textron. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. He stepped down as President and Chief Executive Officer and became Executive Chairman of Textron in January 2026. Previously, Mr. Donnelly was the President and CEO of General Electric (GE) Company’s Aviation business unit, a position he had held since July 2005. GE’s Aviation business unit is a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly served as Senior Vice President of GE Global Research, one of the world’s largest and most diversified industrial research organizations with facilities in the U.S., India, China and Germany and held various other management positions since joining GE in 1989. Mr. Donnelly serves on the Board of Directors for Medtronic plc.

Director Since 2026 President and CEO	Lisa M. Atherton

Experience, Qualifications, Attributes and Skills

•  Extensive experience in aerospace and defense operations and manufacturing

•  Demonstrated expertise in managing U.S. government defense programs

•  Significant experience in human capital management

•  First-hand, real-time experience in, and understanding of Textron operations

Ms. Atherton, 51, became President and Chief Executive Officer of Textron in January 2026. She served as President and CEO of Bell from 2023 through 2025, previously serving as its Chief Operating Officer. From 2017 through 2022, she was President and CEO of Textron Systems. Before her role at Textron Systems, Ms. Atherton was the Executive Vice President, Military Business, at Bell, responsible for providing strategic direction and overall management for all government programs and business development efforts. Prior to that role, Ms. Atherton was the Vice President, Global Military Development, at Bell, leading the company’s domestic and international military business development activities. Ms. Atherton joined Textron in 2007. Before her career with Textron, she spent eight years at Air Combat Command’s Directorate of Requirements, helping to shape the budget and operational requirements and needs for the Combat Air Forces and was a contracting officer in the U.S. Air Force. Ms. Atherton serves on the Board of Directors for Southwest Airlines Co.

4   /  TEXTRON 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

Director Since 2022 Chair, Audit Committee	Richard F. Ambrose

Experience, Qualifications, Attributes and Skills

•  Extensive operating and leadership experience in aerospace and defense industry

•  Deep understanding of working with the Department of Defense

•  Demonstrated expertise in management of U.S. government defense programs

•  Significant experience in research and development of advanced technology

•  Audit Committee Financial Expert

Mr. Ambrose, 67, retired in 2022 as the Executive Vice President—Space of Lockheed Martin Corporation, a global security and aerospace company, where he led Lockheed Martin’s $12 billion Space business which employs approximately 20,000 people and provides advanced technology systems for national security, civil and commercial customers. Prior to this role, which he assumed in 2013, he served as President, Lockheed Martin Information Systems & Global Solutions-National from 2011 through 2012 and as Vice President & General Manager, Lockheed Martin Surveillance & Navigation Systems line of business within Space from 2006 through 2010. He joined Lockheed in 2000 as Vice President & General Manager, Lockheed Martin Ground Systems and served as President, Lockheed Martin Maritime Systems & Sensors Tactical Systems from 2004 to 2006. Prior to joining Lockheed Martin, Mr. Ambrose served as President and General Manager of the Space Systems Division at Hughes Information Systems (which merged with Raytheon C3I Systems in 1997).

Director Since 2003 Audit Committee N&CG Committee	R. Kerry Clark

Experience, Qualifications, Attributes and Skills

•  Extensive expertise in establishing brand equity worldwide and extending strategic initiatives globally

•  Leadership skills in enhancing customer service and advancing customer relationships

•  Significant experience in corporate governance, talent development, change management, marketing and business development

•  Audit Committee Financial Expert

Mr. Clark, 73, is the retired Chairman and Chief Executive Officer of Cardinal Health, Inc., a leading provider of services supporting the health care industry. He joined Cardinal Health in April 2006 as President and Chief Executive Officer, became Chairman in November 2007 and retired in September 2009. Prior to joining Cardinal Health he was Vice Chairman of the Board, P & G Family Health, and a director of The Procter and Gamble Company, which markets consumer products in over 140 countries, from 2002–2006. He joined Procter and Gamble in 1974 and served in various key executive positions before becoming Vice Chairman of the Board in 2002 and held that position until leaving the company in April 2006. Mr. Clark has served as a director of Elevance Health, Inc. (formerly Anthem, Inc.) since 2014. He served as a director of General Mills from 2009 until September 2024.

TEXTRON 2026 PROXY STATEMENT  /  5

ELECTION OF DIRECTORS

Director Since 2023 Audit Committee N&CG Committee	Michael X. Garrett

Experience, Qualifications, Attributes and Skills

•  Experience managing complex operational and strategic issues

•  Deep understanding of the U.S. military

•  Broad knowledge of the defense industry and international security issues

•  Demonstrated leadership and management skills

Mr. Garrett, 64, is a retired United States Army four-star general with nearly 40 years of service, most recently serving as Commanding General, United States Army Forces Command (FORSCOM), the largest command in the U.S. Army, from March 2019 until his retirement in July 2022. As FORSCOM Commander, he led 750,000 combat and support personnel through the COVID-19 pandemic and a shifting global security landscape. His earlier command tours included U.S. Army Central Command for almost four years, during which he was responsible for all Army activity in the Central Command area. Previously, he spent six years leading Army activity in the Middle East, first as Chief of Staff, U.S. Central Command and later as commanding general. Mr. Garrett served as a Director of Nano Dimension Ltd. from October 2023 until December 2024.

Director Since 2017 Chair, O&C Committee	Deborah Lee James

Experience, Qualifications, Attributes and Skills

•  Deep expertise in national security

•  Significant experience in U.S. government procurement and logistics

•  Demonstrated leadership and management skills

•  Extensive experience in the cybersecurity field

Ms. James, 67, is the retired 23rd Secretary of the United States Air Force, a position she held from December 2013 to January 2017. Prior to her role as Secretary of the Air Force, Ms. James held various executive positions during a 12-year tenure at Science Applications International Corporation (SAIC), a provider of services and solutions in the areas of defense, health, energy, infrastructure, intelligence, surveillance, reconnaissance and cybersecurity to agencies of the U.S. Department of Defense (DoD), the intelligence community, the U.S. Department of Homeland Security, foreign governments and other customers, most recently serving as Sector President, Technical and Engineering of the Government Solutions Group. Earlier in her career, Ms. James served as Professional Staff Member for the House Armed Services Committee and as the DoD Assistant Secretary of Defense for Reserve Affairs. Ms. James has served on the board of directors of Unisys Corporation since 2017, and she served on the Board of Aerojet Rocketdyne Holdings, Inc. from June 2022 to July 2023.

6   /  TEXTRON 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

Director Since 2023 Audit Committee Q&C Committee	Thomas A. Kennedy

Experience, Qualifications, Attributes and Skills

•  Extensive leadership experience in aerospace and defense industry

•  Deep understanding of working with the Department of Defense

•  Significant operational and strategic expertise

•  Audit Committee Financial Expert

Mr. Kennedy, 70, is the retired Executive Chairman of the Board of Directors of Raytheon Technologies, an aerospace and defense company that provides advanced systems and services for commercial, military and government customers globally, a position he held from April 7, 2020 until his retirement in June 2021. Prior to his role as Executive Chairman, Kennedy had been the Chairman and Chief Executive Officer of the Raytheon Company, a technology and innovation leader specializing in defense, civil government and cybersecurity solutions, from 2014 to 2020. In April 2020, the Raytheon Company merged with United Technologies Corporation, creating Raytheon Technologies. He previously held the position of Executive Vice President and Chief Operating Officer of Raytheon Company from 2013 to 2014. Since joining Raytheon in 1983, Mr. Kennedy held various leadership roles at the company, including senior executive management positions within Raytheon’s Unmanned and Reconnaissance Systems, Space and Airborne Systems, and Integrated Defense Systems business units. Prior to joining Raytheon, Kennedy was a captain in the U.S. Air Force.

Director Since 2003 Audit Committee N&CG Committee	Cristina Méndez

Experience, Qualifications, Attributes and Skills

•  Demonstrated expertise in financial reporting and accounting of large international businesses

•  Deep understanding of a broad range of financial functions and investor relations

•  Extensive experience in international business and strategic planning

•  Audit Committee Financial Expert

Ms. Méndez, 45, currently serves as Executive Vice President and Chief Financial Officer of Otis Worldwide Corporation where she oversees a wide range of functions, including Investor Relations, Financial Planning and Analysis, Internal Audit, Tax, Treasury and Corporate Real Estate. Otis is the world’s leading elevator and escalator manufacturing, installation and service company, with $14 billion in net sales in 2024 and customers in over 200 countries. Prior to her role as CFO, to which she was appointed in 2024, Ms. Méndez served as Senior Vice President, Finance & Transformation for Otis’ EMEA (Europe, the Middle East and Africa) region, which is comprised of more than 40 countries, a role she began in 2022. Before joining Otis, she served as a senior finance executive in the global telecommunications industry for over 15 years, most recently from 2017 to 2022 as Senior Vice President, Director FPA of Telefónica Deutschland, which at the time, was a publicly listed subsidiary of Telefónica Group, one of the world’s largest telecommunications companies, where she oversaw financial operations and strategic initiatives. From 2007 to 2017, she held various senior finance roles at Telefónica Group, with a focus on strategic and financial planning across the international operating business.

TEXTRON 2026 PROXY STATEMENT  /  7

ELECTION OF DIRECTORS

Director Since 2025 Audit Committee O&C Committee	Rob Mionis

Experience, Qualifications, Attributes and Skills

•  Extensive expertise in operations and manufacturing

•  Significant international business experience with global perspective

•  Deep experience in the aerospace and industrial sectors

Mr. Mionis, 63, is the President, Chief Executive Officer and member of the Board of Celestica Inc., a multinational leader in design, manufacturing, hardware platform and innovative supply chain solutions for a wide range of industries including aerospace, industrial and communications. Celestica’s solutions span design and engineering through to after-market services. Headquartered in Toronto, Canada, Celestica employs approximately 27,000 people across 40 locations in the Americas, Asia and Europe, and generated $9.7 billion in revenue in 2024. Mionis has served as Celestica’s CEO since 2015. Prior to his role at Celestica, Mr. Mionis was an Operating Partner/ Senior Advisor in private equity at Pamplona Capital Management from 2013 to 2015 where he generated deal flow within the industrial/aerospace market and supported several companies across a range of industries, including industrial, aerospace, healthcare and automotive. From 2006 to 2013, he served as President and Chief Executive Officer of StandardAero, a global aerospace maintenance, repair and overhaul company, leading it through a period of significant revenue and profitability growth. He previously held senior leadership roles at Honeywell, culminating in his position as the Vice President Integrated Supply Chain for Honeywell Aerospace, and began his career at General Electric.

Director Since 2020 Audit Committee O&C Committee Lead Director	Lionel L. Nowell III

Experience, Qualifications, Attributes and Skills

•  Deep expertise in treasury functions, including debt, investments, capital markets strategies, foreign exchange and insurance

•  Significant experience in financial reporting and accounting of large international businesses

•  Extensive global perspective in risk management and strategic planning

•  Audit Committee Financial Expert

Mr. Nowell, 71, is the retired Senior Vice President and Treasurer of PepsiCo, Inc., a worldwide food and beverage company, where he managed a global staff with responsibility for the company’s worldwide Treasury function. He joined PepsiCo in 1999 as Senior Vice President and Corporate Controller, and from 2000-2001 served as the Executive Vice President and Chief Financial Officer of Pepsi Bottling Group, Inc. before being named Senior Vice President and Treasurer of PepsiCo in 2001, a role he held until his retirement in 2009. Prior to PepsiCo, Mr. Nowell served as Senior Vice President, Strategy and Business Development at RJR Nabisco from 1998 to 1999 and from 1991 to 1998, he held various senior financial roles at the Pillsbury division of Diageo plc, including Chief Financial Officer of its Pillsbury North America, Pillsbury Foodservice and Häagen-Dazs businesses. Earlier in his career, he held finance roles at Pizza Hut, which at the time was a division of PepsiCo, and Owens Corning. Mr. Nowell served as a director of American Electric Power Company from 2004 to 2020. He has served as a director of Bank of America Corporation since 2013, as its Lead Director since 2021, and as a director of Ecolab Inc. since 2018.

8   /  TEXTRON 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

Director Since 2016 Chair, N&CG Committee	Maria T. Zuber

Experience, Qualifications, Attributes and Skills

•  Extensive expertise in scientific research

•  Considerable leadership experience, including in relationships with the federal government

•  Deep understanding of emerging technologies

•  Expertise in climate change and climate action strategy

Ms. Zuber, 67, is the Presidential Advisor for Science and Technology Policy and the E.A. Griswold Professor of Geophysics at the Massachusetts Institute of Technology where she has been a member of the faculty in the Department of Earth, Atmospheric and Planetary Sciences since 1995. In her role as Presidential Advisor for Science and Technology Policy, to which she was appointed in 2024, she tracks and advises on current trends and future opportunities to inform and advance state and federal policy. She provides strategic direction to campus laboratories, centers, and initiatives related to defense or national security and represents MIT with external stakeholders. From 2013 to 2024, she served as Vice President for Research at MIT, a role in which she had overall responsibility for research administration and policy at MIT, overseeing MIT Lincoln Laboratory and more than a dozen interdisciplinary research laboratories and centers, playing a central role in research relationships with the federal government. In addition, in her previous role she led the team that developed and provided oversight for MIT’s Climate Action Plan. Since 1990, she has held leadership roles associated with scientific experiments or instrumentation on ten NASA missions. Ms. Zuber served on the National Science Board from 2013 to 2021, including as Board Chair from 2016-2018. She also served as co-chair of the President’s Council of Advisors on Science and Technology from 2021 through 2024. Ms. Zuber has served as a director of Bank of America Corporation since 2017.

TEXTRON 2026 PROXY STATEMENT  /  9

CORPORATE GOVERNANCE

GOVERNANCE HiGHLiGHTS

Textron is committed to sound corporate governance practices, including the following:

Director Independence

● 9 of our 11 director nominees are independent, with our Executive Chairman and our President and CEO being the only management directors.

● Our three principal Board committees, the Audit, Nominating and Corporate Governance, and Organization and Compensation Committees, are each comprised of entirely independent directors.

● The independent directors meet regularly in executive session without management present.

Independent Lead Director

● Our independent directors elect a director from among themselves to serve as Lead Director, generally for a three-year term, with annual ratification.

● The Lead Director is assigned clearly defined and expansive duties.

● The Lead Director presides at executive sessions of the independent directors without management present at each regularly scheduled Board meeting.

Board Accountability and Practices

● All directors must stand for election annually and be elected by a majority of votes cast in uncontested elections.

● During 2025, each director attended at least 75% of the total number of Board and applicable committee meetings, and all of the directors then standing for re-election attended the Annual Meeting of Shareholders.

● The Board and each of its three principal committees perform annual self-evaluations, and the evaluation process elicits feedback from each independent director if they have any concerns with respect to the performance of any other independent director.

● Directors may not stand for re-election after their 75th birthday.

Shareholder Rights

● Shareholders holding 25% of our outstanding shares may call a special meeting of shareholders.

● Our By-Laws provide a majority vote standard for the election of directors in uncontested elections, and our resignation policy requires that any director who fails to receive a majority vote tender their resignation for consideration by the Nominating and Corporate Governance Committee and the Board.

● Our By-Laws provide for proxy access to allow eligible shareholders to include their own director nominees in the Company’s proxy materials.

● Members of management regularly engage with large shareholders on corporate governance matters, our executive compensation program and environmental, social and governance matters.

Textron Stock

● We have robust stock ownership requirements for both our directors and our senior executives, all of whom currently meet their respective requirements.

● Our executives and our directors are prohibited from hedging or pledging Textron securities.

10   /  TEXTRON 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

DiRECTOR iNDEPENDENCE

The Board of Directors has determined that Mses. Bader, James, Méndez and Zuber, and Messrs. Ambrose, Clark, Garrett, Kennedy, Mionis and Nowell, are independent, and that former Board member James L. Ziemer, who served as a director until April 23, 2025, was independent during the time he served as a director, as defined under the listing standards of the New York Stock Exchange, based on the criteria set forth in Textron’s Corporate Governance Guidelines and Policies which are posted on Textron’s website as described below. In making its determination, the Board examined relationships between directors or their affiliates and Textron and its affiliates and determined that each such relationship did not impair the director’s independence. Specifically, the Board considered the fact that, in 2025, the Textron Charitable Trust made a $20,000 donation to the Semper Fi & America’s Fund, an organization for which Mr. Garrett serves as a director, and a $50,000 donation to The Atlantic Council, an organization for which Ms. James serves as a director. Textron has supported The Atlantic Council since 2002, with the amount of its contribution being $50,000 annually since 2011. The Board determined that these donations have not compromised any of the directors’ independence as a Textron director.

LEADERSHiP STRUCTURE

Historically, as reflected in Textron’s Corporate Governance Guidelines and Policies, the Board had determined that the practice of combining the positions of Chairman of the Board and Chief Executive Officer served the best interests of Textron and its shareholders. Ms. Atherton’s appointment as President and CEO, effective January 4, 2026, separated the Chairman of the Board and CEO positions with the appointment of Mr. Donnelly as Executive Chairman. The Board believes that Mr. Donnelly, given his long tenure as CEO and with his extensive knowledge of the Company’s businesses and full-time focus on the business affairs of the Company, makes a more effective Chairman than an independent director, especially given the size and multi-industry nature of the Company’s business. As required by the Corporate Governance Guidelines and Policies, if the chairman and CEO positions are combined, the Board, at least once every two years, reviews whether having the positions combined best serves the interests of Textron and its shareholders. The Board welcomes and takes under consideration any input received from our shareholders regarding the Board’s leadership structure and will inform shareholders of any change in the Board’s leadership structure in a press release or through amended Corporate Governance Guidelines and Policies published on our website and highlighted in our annual proxy statements.

Our independent directors designate a Lead Director from among them for what is expected to be a three-year term with the appointment ratified annually. Mr. Nowell was designated as Lead Director, effective January 4, 2026. The Lead Director is assigned clearly defined and expansive duties under our Corporate Governance Guidelines and Policies, including:

●    Presiding at all meetings of the Board at which the Executive Chairman is not present, including all independent director executive sessions of the Board;

●    Serving, when needed, as liaison between the CEO, the Executive Chairman and the independent directors;

●    Identifying, together with the CEO and the Executive Chairman, key strategic direction and operational issues upon which the Board’s annual core agenda is based;

●    Discussing agenda items and time allocated for agenda items with the CEO and the Executive Chairman prior to each Board meeting, including the authority to make changes and approve the agenda for the meeting;

●    Determining the type of information to be provided to the directors for each scheduled Board meeting;

●    Convening additional executive sessions of the Board;

●    Being available for consultation and direct communication with Textron shareholders; and

●    Such other functions as the Board may direct.

Textron’s Corporate Governance Guidelines and Policies also require that the Board meet in executive session for independent directors without management present at each regularly scheduled Board meeting. Textron’s Lead Director presides at these sessions and at any additional executive sessions convened at the request of a director. During 2025, the independent directors met in executive session without management present during each of the Board’s six regularly scheduled meetings.

TEXTRON 2026 PROXY STATEMENT  /  11

CORPORATE GOVERNANCE

The functions of the Board are carried out by the full Board, and, when delegated, by the Board committees, with each director being a full and equal participant. The Board is committed to high standards of corporate governance and its Corporate Governance Guidelines and Policies are designed, in part, to ensure the independence of the Board and include a formal process for the evaluation of CEO performance by all non-management Board members. The evaluation is used by the Organization and Compensation Committee as a basis to recommend the compensation of the CEO. In addition, the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee are composed entirely of independent directors. Each of these committees’ charters provides that the committee may seek the counsel of independent advisors and each routinely meets in executive session without management present.

BOARD AND COMMiTTEE EVALUATiONS

The Board and each of its three principal committees perform a comprehensive self-evaluation on an annual basis with oversight from the Nominating and Corporate Governance Committee. Each director completes a detailed questionnaire soliciting feedback on a number of matters designed to assess Board and committee performance and effectiveness, including oversight, risk management, Board composition, materials and processes, culture, and accountability, among other topics. The questionnaire also includes a question designed to elicit feedback from each independent director with respect to any concerns with any other independent director meeting the qualifications and attributes required of Textron Board members as established by the Nominating and Corporate Governance Committee, including the Board Membership Criteria described above. Any such concerns will be discussed with the Chair of the Nominating and Corporate Governance Committee, the Lead Director or the Executive Chairman, as appropriate. The questionnaires also enable directors to provide written comments designed to allow for more detailed feedback, and written feedback is required for any question for which the director indicates a rating that reflects significant room for improvement. Results of the evaluations are compiled by the Nominating and Corporate Governance Committee and shared with the full Board and each committee.

Each committee discusses its respective evaluation results in executive session and determines if any follow-up actions are appropriate. Additionally, a discussion of the evaluations is held in executive session with the full Board to discuss the results and any other perspectives, feedback, or suggestions that the directors may want to raise.

MEETING ATTENDANCE

During 2025, the Board of Directors held six regular meetings and one special meeting. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve, as well as the annual meeting of shareholders. Each director attended at least 75% of the total number of Board and applicable committee meetings. All directors standing for re-election at the 2025 Annual Meeting of Shareholders attended that meeting.

OTHER DiRECTORSHiPS

Textron’s Corporate Governance Guidelines and Policies provide that non-management directors may serve on four other public company boards, provided that, in the case of a director who is a chief executive officer of a public company, the limit is two other such boards. The Nominating and Corporate Governance Committee and the Board will take into account the nature of, and the time involved in a director’s service on other boards in evaluating the suitability of new directors and incumbent directors for election (or re-election) to the Board and recommending nominees to shareholders.

12   /  TEXTRON 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMMiTTEES

The Board of Directors has established the following three standing committees to assist in executing its duties: Audit, Nominating and Corporate Governance, and Organization and Compensation. Key responsibilities of each of the committees are described below, together with the current membership and number of meetings held in 2025. In addition, the Board of Directors and these committees are actively engaged in oversight of our enterprise risk management process and of our environmental, social and governance initiatives, as separately discussed below. Each of these committees has a written charter and is composed entirely of independent, non-management directors. Copies of these charters are posted on Textron’s website, www.textron.com, under “Investors—Corporate Governance—Committee Charters,” and are also available in print upon request to Textron’s Secretary.

AUDIT COMMITTEE	Meetings in 2025: 7

Richard F. Ambrose (Chair) Kathleen M. Bader R. Kerry Clark Michael X. Garrett Thomas A. Kennedy Cristina Méndez Rob Mionis Lionel L. Nowell III

Primary Responsibilities:

•  Assists the Board with its oversight of (i) the integrity of Textron’s financial statements, (ii) Textron’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of Textron’s internal audit function and independent auditor, and (v) risk management

•  Directly responsible for the appointment, compensation, retention and oversight of Textron’s independent auditors

The Board has determined that each member of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange applicable to audit committee members. No member of the committee simultaneously serves on the audit committees of more than three public companies. The Board has determined that Mr. Ambrose, Mr. Clark, Mr. Kennedy, Ms. Méndez and Mr. Nowell each are “audit committee financial experts” under the criteria adopted by the Securities and Exchange Commission.

TEXTRON 2026 PROXY STATEMENT  /  13

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Meetings in 2025: 4

Maria T. Zuber (Chair) Kathleen M. Bader R. Kerry Clark Michael X. Garrett Cristina Méndez

Primary Responsibilities:

•  Identifies individuals to become Board members and recommends that the Board select the director nominees for the next annual meeting of shareholders, considering suggestions regarding possible candidates from a variety of sources, including shareholders

•  Develops and recommends to the Board a set of corporate governance principles applicable to Textron

•  Oversees the evaluation of the Board and its committees

•  Annually reviews the Board’s committee structure, charters and membership

•  Makes recommendations on compensation of the Board after conducting an annual review of director compensation and benefits program, consulting with independent board compensation advisors, as appropriate

•  Annually reviews the Board’s size and composition, results of the review of the Board’s overall performance and the strategy of the Company to determine future requirements for Board members

•  Assists the Board in fulfilling its oversight responsibilities relating to the Company’s policies and practices regarding environmental, social and governance matters that are significant to the Company

ORGANIZATION AND COMPENSATION COMMITTEE	Meetings in 2025: 6

Deborah Lee James (Chair) Thomas A. Kennedy Rob Mionis Lionel L. Nowell III

Primary Responsibilities:

•  Approves compensation arrangements, including merit salary increases and any annual and long-term incentive compensation, with respect to the Chief Executive Officer and other executive officers of the Company

•  Oversees and, where appropriate, takes actions with respect to compensation arrangements applicable to other corporate officers

•  Amends any executive compensation plan or nonqualified deferred compensation plan of the Company and its subsidiaries to the same extent that the plan may be amended by the Board

•  Administers the executive compensation plans and nonqualified deferred compensation plans of the Company and its subsidiaries

•  Approves the Chief Executive Officer’s and other executive officers’ responsibilities and performance against pre-established performance goals

•  Plans for the succession of the Company’s management, including with respect to the development of Company management

•  As appropriate and as may be requested by the Board, makes recommendations on the Company’s human capital management practices

14   /  TEXTRON 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

See the Compensation Discussion and Analysis (“CD&A”) beginning on page 25 for more information on the Organization and Compensation Committee’s processes and the role of management and the committee’s consultant in determining the form and amount of executive compensation. The Board of Directors has determined that each member of the committee is independent as defined under the New York Stock Exchange listing standards applicable to compensation committee members.

EXECUTiVE COMMiTTEE

Textron’s Board also maintains an Executive Committee which has the power, between meetings of the Board of Directors, to exercise all the powers of the full Board, except as specifically limited by Textron’s By-Laws and Delaware law. Currently, Mr. Donnelly, Ms. Atherton, Mr. Nowell, Ms. James, Mr. Ambrose and Ms. Zuber comprise the Executive Committee, which did not meet during 2025.

RiSK OVERSiGHT

The Board oversees the Company’s enterprise risk management (“ERM”) process which is designed to identify risks that may impact the Company. On a quarterly basis, each business unit and functional area throughout the Company conducts an assessment of identified significant business risks under their purview in the categories of financial, information technology, operational, strategic and compliance risks. The assessment results are depicted using a heat map to highlight the potential severity of each risk and likelihood of occurrence, along with mitigation actions, and the identified risks are prioritized and, depending on the probability and severity of the risk, escalated to a cross-functional enterprise risk committee and senior management. Management reviews the results of the quarterly risk assessment, including any new material risks or significant changes in material risks, with the Audit Committee each quarter. The full Board oversees our ERM process through discussions at the Board’s Annual Strategic Business and Risk Review and at an annual dedicated ERM review. In addition, the Board retains direct oversight responsibility with respect to certain risks, including information security matters. The Board annually receives a comprehensive presentation on information security and controls from our Chief Information Officer (“CIO”) and, as may be necessary for specific topics, follow-up occurs at additional meetings during the year.

Although the full Board is responsible for the ERM process and certain other risk oversight functions, the Organization and Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee assist the Board in discharging its oversight duties. During the past year, each of the committees held several meetings to oversee and assess risks related to the matters for which it is responsible as identified in their respective charters. Among other topics, the Organization and Compensation Committee received reports on and discussed risks related to the Company’s compensation programs, organizational development and talent profile and assessed whether risks arising from the Company’s compensation policies and practices for senior executives are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee, among other things, reviewed risks associated with certain environmental, social and governance matters. Similarly, the Audit Committee held several sessions with management and the independent auditor, as appropriate, to review and provide feedback on management’s policies and processes for risk assessment and risk management and management’s evaluation of the Company’s major risks, and the steps management has taken or proposes to take to monitor and mitigate such risks.

Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board itself remains ultimately responsible for the oversight of risk and receives reports from each of the committees on their oversight activities, as well as periodic reports from management addressing the various risks, including those related to financial and other performance, cybersecurity, compliance and human capital matters.

COMMiTTEE AND BOARD OVERSiGHT OF ENViRONMENTAL, SOCiAL AND GOVERNANCE MATTERS

The charter of the Nominating and Corporate Governance Committee specifically includes as one of its responsibilities assisting the Board in fulfilling its oversight responsibilities relating to the Company’s policies and practices regarding environmental, social and governance (“ESG”) matters that are significant to the Company. Each Nominating and Corporate Governance Committee meeting agenda includes updates to ESG matters, as appropriate. Our other Board committees also have oversight responsibility for ESG topics under their purview. The Executive Vice President, General Counsel and Chief Compliance Officer of the Company reports to the Audit Committee on legal, ethics and compliance

TEXTRON 2026 PROXY STATEMENT  /  15

CORPORATE GOVERNANCE

matters as well as environmental, health and safety matters at each Audit Committee meeting. The Organization and Compensation Committee oversees management succession, talent development and engagement of the Company’s workforce, and may make recommendations on other human capital management practices. The Audit Committee and the full Board are also directly engaged with ESG risk areas through our ERM process described above. Sustainability risks, including physical risks related to climate change and risks related to transitioning to a lower carbon economy, are assessed through the ERM process and reviewed with the Audit Committee and the Board, as outlined above.

CORPORATE RESPONSiBiLiTY AND SUSTAiNABiLiTY

Textron is committed to responsible corporate citizenship. Our corporate responsibility focus area efforts include:

Decreasing the environmental impact of our business activities throughout our operations
Under our five-year Achieve 2025 plan which concluded at 2025 year-end, for the period from 2020-2025, we exceeded our goals with respect to our operations. Relative to our 2019 baselines we:

●	Reduced greenhouse gas emission intensity of our operations by 36%;
●	Reduced energy use intensity by 17%;
●	Reduced water use intensity by 21%; and
●	Reduced waste generation intensity by 22%.
Enhancing workplace safety and the health and well-being of our employees
●	Our Global Environmental Health and Safety (EHS) Policies and Standards establish a management system framework, guided by an enterprise-wide EHS council, that includes goal setting, risk reduction, compliance auditing, and performance reporting throughout the enterprise.
●	Our Achieve 2025 plan included a five-year goal to reduce injury rates which we exceeded, reducing injury rates by 34% compared to our 2019 baseline.
●	Performance on the injury rate reduction goal is reported to senior leadership and the Audit Committee of the Board.
Offering our employees opportunities to grow and develop their careers
●	Our talent development programs are designed to prepare our employees at all levels to take on new career and growth opportunities at Textron.
●	Leadership, professional and functional training courses are tailored for employees at each stage of their careers and include a mix of enterprise-wide and business unit-specific programs.
●	The current and future talent needs of each of our businesses are assessed annually through a formal talent review process which enables us to develop leadership succession plans and provide our employees with potential new career opportunities.
●	Leaders from functional areas within each business belong to enterprise-wide councils which review talent to enable us to match employees who are ready to assume significant leadership roles with opportunities that best fit their career paths, which may be in other businesses within the enterprise.
Maintaining an engaged, high-performing workforce
●	Textron is committed to having an engaged, high-performing workforce throughout our global operations. We believe that, by employing highly talented people and providing a workplace where they feel valued and respected and able to contribute fully, we will improve performance, innovation and collaboration and drive talent retention, all of which contribute to stronger business results and reinforce our reputation as leaders in our industries and communities.

Each year we publish a Corporate Responsibility Report which highlights the actions we took during the past year in these and other focus areas and provides disclosure in alignment with the Task Force on Climate-Related Financial Disclosures and the Sustainability Accounting Standards Board reporting frameworks. Our Corporate Responsibility Report is available on our website at textron.com/CorpResponsibility/corporate-responsibility-report. Information in the Corporate Responsibility Report and on our website is not incorporated by reference into this Proxy Statement or considered to be part of this document.

16   /  TEXTRON 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

SHAREHOLDER OUTREACH

Textron is committed to robust shareholder engagement, and we conduct a regular shareholder outreach program each fall with respect to topics relevant to the next annual shareholders meeting which may include corporate governance, executive compensation and corporate responsibility topics. As we have done in previous years, during 2025, with respect to the 2026 Annual Meeting, we reached out to our 25 largest institutional shareholders, representing approximately 60% of our outstanding shares, to offer an engagement call with our team, which includes members of management, to hear their views and engage in discussion on various topics. This year our discussions focused on various sustainability topics, including actions we are taking to reduce our carbon emissions and energy use and future goal-setting. These efforts are in addition to normal course outreach conducted by our investor relations team and members of senior management with shareholders, portfolio managers and analysts. We also meet with shareholders at investor conferences held throughout the year.

SHAREHOLDER COMMUNiCATiONS TO THE BOARD

Shareholders or other interested parties wishing to communicate with the Board of Directors, the Lead Director, the non-management directors as a group or with any individual director may do so by calling (866) 698-6655 (toll-free) or (401) 457-2601, writing to Board of Directors at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, or by e-mail to textrondirectors@textron.com. The telephone numbers and addresses are also listed on the Textron website. All communications received via the above methods will be sent to the Board of Directors, the Lead Director, the non-management directors or the specified director.

DiRECTOR NOMiNATiONS

Director candidates suggested by shareholders will be communicated to the Nominating and Corporate Governance Committee for consideration in the committee’s selection process. Shareholder-recommended candidates are evaluated using the same criteria used for other candidates. The committee also periodically retains a third-party search firm to assist in the identification and evaluation of candidates.

Textron’s By-Laws contain a provision which imposes certain requirements upon nominations for directors made by shareholders, including proxy access nominees, at the annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected. Shareholders wishing to nominate an individual for director at the annual meeting must submit timely notice of nomination within the time limits described below, under the heading “Shareholder Proposals and Other Matters for 2027 Annual Meeting” on page 64, to the committee, c/o Textron’s Secretary, along with the information described in our By-Laws.

All candidates are evaluated against the Board’s needs and the criteria for membership to the Board described above. In addition, our By-Laws provide, without provision for exemption, condition or waiver, that no person shall be elected a director who has attained the age of 75. In addition, the Corporate Governance Guidelines and Policies provide that a substantial majority of the Company’s directors must be independent under the standards of the New York Stock Exchange. All recommendations of nominees to the Board by the committee are made solely based on merit.

COMPENSATiON OF DiRECTORS

During 2025, for their service on the Board, non-employee directors were paid an annual cash retainer of $130,000 and, on the date of the 2025 Annual Meeting, were issued stock-settled restricted stock units (“RSUs”), valued at $185,000. The RSUs were issued under the terms of the Textron Inc. 2024 Long-Term Incentive Plan and vest in one year unless the director elects to defer settlement of the RSUs until the director’s separation from service on the Board. The annual cash retainer and the RSUs are prorated for directors who serve on the Board for a portion of the year. Each member of the Audit Committee (including the chair) received an additional cash retainer of $15,000, the chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee received an additional $15,000, $20,000, and $25,000, respectively, and the Lead Director received an additional $45,000.

Textron maintains a Deferred Income Plan for Non-Employee Directors (the “Directors’ Deferred Income Plan”) under which they can defer all or part of their cash compensation until retirement from the Board. Deferrals are made either into an interest-bearing account or into an account consisting of Textron stock units, which are equivalent in value to Textron common stock and receive dividend equivalents. The interest-bearing account earns interest at a monthly rate that is one-twelfth of the greater of 8% or the average for the month of the Moody’s Corporate Bond Yield Index, but in either case, not to exceed a monthly rate equal to 120% of the Long-Term Applicable Federal Rate.

TEXTRON 2026 PROXY STATEMENT  /  17

CORPORATE GOVERNANCE

Textron sponsors a Directors Charitable Award Program that was closed to new participants in 2004. Under the program, Textron contributes up to $1,000,000 to the Textron Charitable Trust on behalf of each participating director upon his or her death, and the Trust donates 50% of that amount in accordance with the director’s recommendation among up to five charitable organizations. Textron currently maintains life insurance policies on the lives of the participating directors, the proceeds of which may be used to fund these contributions. The premiums on the policies insuring our current directors who participate in this program have been fully paid so there are no longer expenditures associated with these policies. Ms. Bader and Mr. Clark, the only current directors who participate, do not receive any direct financial benefit from this program as the insurance proceeds and charitable deductions accrue solely to Textron. Non-employee directors also are eligible to participate in the Textron Matching Gift Program under which Textron will match contributions of directors and full-time employees to eligible charitable organizations at a 1:1 ratio up to a maximum of $10,000 per year.

None of our directors receive compensation for serving on the Board from any shareholder or other third party. Employee directors do not receive fees or other compensation for their service on the Board.

Director Compensation Table

The following table provides 2025 compensation information for our directors other than Mr. Donnelly, Ms. Atherton, and Ms. Méndez. Mr. Donnelly’s compensation is reported in the Summary Compensation Table on page 40. Ms. Atherton became a director on January 4, 2026. Ms. Méndez became a director on February 15, 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Richard F. Ambrose	145,000	185,000		330,000
Kathleen M. Bader	145,000	185,000		330,000
R. Kerry Clark	190,000	185,000	10,000	385,000
Michael X. Garrett	145,000	185,000		330,000
Deborah Lee James	155,000	185,000	10,000	350,000
Thomas A. Kennedy	145,000	185,000	7,500	337,500
Rob Mionis	121,562	185,000		306,562
Lionel L. Nowell III	160,000	185,000		345,000
James L. Ziemer(3)	43,333		7,500	50,833
Maria T. Zuber	150,000	185,000		335,000
(1)	The amounts in this column represent the grant date fair value of the RSUs issued to each of the directors serving on the date of the 2025 Annual Meeting.
(2)	The amounts in this column represent matching charitable contributions made by the Company on behalf of participating directors pursuant to the Textron Matching Gift Program. The amount for each of Mr. Kennedy and Mr. Ziemer reflects $7,500 paid by Textron in 2025 to match a contribution made in 2024.
(3)	Mr. Ziemer retired from the Board as of the 2025 Annual Meeting.

DiRECTOR STOCK OWNERSHiP REQUiREMENTS

To align the financial interests of our directors with the interests of our shareholders, we require that our directors maintain a specified level of stock ownership equal to eight times the portion of their annual cash retainer. All directors currently meet the stock ownership requirement, which allows them to achieve the required level of ownership over time in the case of directors who have more recently joined the Board. Prior to 2022, directors received a one-time grant of 2,000 shares of restricted stock upon joining the Board. These restricted shares do not vest until the director has completed all terms of Board service to which he or she has been nominated and elected or in the event of death, disability or change in control of Textron. Our stock retention policy restricts non-employee directors from transferring the restricted shares or the stock units credited under the Directors’ Deferred Income Plan while they serve on the Board. To the extent that directors do not defer settlement of their RSUs, they may not sell shares of common stock received upon vesting of RSUs unless the stock ownership requirement has been met.

DiRECTOR ANTi-HEDGiNG AND PLEDGiNG POLiCY

Our directors are specifically prohibited from (i) pledging Textron securities as collateral for any loan or holding Textron securities in a margin account or (ii) engaging in short sales of Textron securities or transactions in publicly traded options or derivative securities based on Textron’s securities.

18   /  TEXTRON 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUiDELiNES AND POLiCiES

Textron’s Corporate Governance Guidelines and Policies, originally adopted in 1996 and most recently revised in October 2025, meet or exceed the listing standards adopted by the New York Stock Exchange and are posted on Textron’s website, www.textron.com, under “Investors—Corporate Governance—Corporate Governance Guidelines and Policies,” and are also available in print upon request to Textron’s Secretary.

CODE OF ETHiCS

Textron’s Business Conduct Guidelines, originally adopted in 1979 and most recently revised effective February 2025, are applicable to all employees of Textron, including the principal executive officer, the principal financial officer and the principal accounting officer. The Business Conduct Guidelines are also applicable to directors with respect to their responsibilities as members of the Board of Directors. The Business Conduct Guidelines are posted on Textron’s website, www.textron.com, under “Corporate Responsibility—Ethics and Compliance—Textron’s Business Conduct Guidelines,” and are also available in print upon request to Textron’s Secretary. We intend to post on our website, at the address specified above, any amendments to the Business Conduct Guidelines or the grant of a waiver from a provision of the Business Conduct Guidelines requiring disclosure under applicable Securities and Exchange Commission rules within four business days following the date of the amendment or waiver.

iNSiDER TRADiNG POLiCiES AND PROCEDURES

Our Business Conduct Guidelines (described above under “Code of Ethics”), which are applicable to all Textron employees and members of our Board of Directors, prohibit trading in Textron securities, or securities of other companies, while in possession of material, non-public information about Textron or the other company. Sharing such information with unauthorized persons and/or providing recommendations to trade in Textron or the other company’s securities is also prohibited.

We also maintain a Policy on Trading in Textron Securities governing the purchase, sale and/or other dispositions of our securities by our directors, executive and corporate officers, segment and business unit presidents and chief financial officers and related persons and entities. Those covered by this policy are subject to various trading restrictions, including both pre-clearance procedures and blackout periods during which they are restricted from transacting in Textron securities. This policy includes the hedging and pledging restrictions described above, with respect to members of our Board, and under “Compensation Discussion and Analysis–Anti-Hedging and Pledging Policy,” with respect to employees subject to the policy. In addition, certain designated Textron employees who regularly have access to material-non-public information are subject to the blackout periods imposed by the policy. Repurchases of Textron stock by the Company pursuant to our share repurchase program are conducted by our Treasury department under the supervision of our Chief Financial Officer and in consultation with the legal department.

We believe our policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the New York Stock Exchange listing standards.

A copy of our Policy on Trading in Textron Securities was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 28, 2024.

TEXTRON 2026 PROXY STATEMENT  /  19

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of January 2, 2026, unless otherwise noted, by:

•	Each person or group known by us to own beneficially more than 5% of our common stock;
•	Each of our directors;
•	Each of our named executive officers, as defined under Securities and Exchange Commission rules; and
•	All of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are exercisable, or restricted stock units that will vest, within 60 days of January 2, 2026, and shares held for the executive officers by the trustee under the Textron Savings Plan, are considered outstanding and beneficially owned by the person holding the option or unit or participating in the Plan but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned, except in those cases in which the voting or investment power is shared with the trustee or as otherwise noted.

Directors and Executive Officers	Number of Shares of Common Stock		Percent of Class
Richard F. Ambrose	6,447	(1)	*
Lisa M. Atherton	163,376	(2)(3)	*
Kathleen M. Bader	3,756	(1)	*
R. Kerry Clark	6,273	(1)	*
Frank T. Connor	536,028	(2)(3)	*
Scott C. Donnelly	2,187,991	(2)(3)	1.2%
Julie G. Duffy	138,647	(2)(3)	*
Michael X. Garrett	3,743	(1)	*
Deborah Lee James	15,649	(1)	*
Thomas A. Kennedy	5,007	(1)	*
E. Robert Lupone	293,317	(2)(3)	*
Cristina Méndez	0	(1)	*
Rob Mionis	321	(1)	*
Lionel L. Nowell III	15,638	(1)	*
David Rosenberg	24,731	(2)(3)	*
Maria T. Zuber	15,693	(1)	*
All current directors and executive officers as a group (16 persons)	3,416,617		1.9%
Beneficial Holders of More than 5%
BlackRock, Inc.(4)	16,727,725		9.6%
SSgA Funds Management Inc.(5)	9,220,909		5.3%
The Vanguard Group, Inc.(6)	22,512,608		12.9%

* Less than 1% of the outstanding shares of common stock.

(1)	Excludes (i) stock units held by certain of our non-employee directors under the Directors Deferred Income Plan that are paid in cash following termination of service as a director, based upon the value of Textron common stock, which as of January 2, 2026 were as follows: Mr. Ambrose, 172 shares; Ms. Bader, 65,334 shares; Mr. Clark, 84,234 shares; Ms. James, 7,460 shares; Mr. Nowell, 5,189 shares; and Ms. Zuber, 12,919 shares; (ii) for each non-employee director except for Ms. Méndez, 2,794 unvested RSUs payable in stock, not obtainable within 60 days of January 2, 2026; and (iii) for Ms. Méndez, 378 unvested RSUs payable in stock, not obtainable within 60 days of January 2, 2026.

(2)	Includes shares obtainable within 60 days of January 2, 2026, as follows: (i) upon the exercise of stock options: Mr. Connor, 368,029 shares; Mr. Donnelly, 1,528,917 shares; Ms. Duffy, 97,043 shares; Mr. Lupone, 194,847 shares; and Mr. Rosenberg, 22,876 shares; (ii) upon the vesting of RSUs: Mr. Connor, 13,226 shares; Mr. Donnelly, 46,002 shares; Ms. Duffy, 4,335 shares; and Mr. Lupone, 5,636 shares; and (iii) upon the exercise of stock options and vesting of RSUs held by all directors and executive officers as a group, 2,280,911 shares.

20   /  TEXTRON 2026 PROXY STATEMENT

SECURITY OWNERSHIP

(3)	Excludes (i) stock units held under non-qualified deferred compensation plans that are paid in cash, based upon the value of Textron common stock, which as of January 2, 2026 were as follows: Mr. Donnelly, 18,969 shares; Ms. Duffy, 2,586 shares; Mr. Lupone, 6,975 shares; and Mr. Rosenberg, 243 shares; (ii) unvested RSUs payable in stock, not obtainable within 60 days of January 2, 2026, as follows: Mr. Connor, 12,399 shares; Mr. Donnelly, 90,785 shares; Ms. Duffy, 8,765 shares; Mr. Lupone, 11,846 shares; and Mr. Rosenberg, 8,151 shares; (iii) unvested RSUs payable in cash when earned based upon the value of Textron common stock as follows: Mr. Rosenberg, 1,582 shares; and (iv) unvested PSUs payable in cash when earned based upon the value of Textron common stock, as follows: Mr. Connor, 24,797 shares; Mr. Donnelly, 181,570 shares; Ms. Duffy, 17,527 shares; Mr. Lupone, 23,691 shares; and Mr. Rosenberg, 16,301 shares.

(4)	Based on information disclosed in Amendment No. 9 to Schedule 13G filed by BlackRock, Inc. on January 25, 2024. According to this filing, as of December 31, 2023, BlackRock, Inc., through its various entities, beneficially owns these shares and has sole power to dispose of or direct the disposition of all of these shares and sole power to vote or direct the voting of 16,727,725 of these shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY. During 2025, BlackRock acted as an investment manager for certain assets within Textron’s pension plans and employee savings plans. BlackRock received approximately $1.35 million in fees for these services.
(5)	Based on information disclosed in Schedule 13G filed by State Street Corporation on November 10, 2025. According to this filing, as of September 30, 2025, SSgA Funds Management Inc., in its capacity as investment adviser for various individual and institutional clients, beneficially owns these shares as to which it has sole power to dispose of or direct the disposition of none of these shares, shared power to dispose of or direct the disposition of 9,220,307 of these shares, sole power to vote or direct the voting of none of these shares and shared power to vote or direct the voting of 6,040,091 of these shares. The address for SSgA Funds Management Inc. is One Congress St., Boston, MA 02114.
(6)	Based on information disclosed in Amendment No. 13 to Schedule 13G filed by The Vanguard Group, Inc. on February 13, 2024. According to this filing, as of December 29, 2023, The Vanguard Group, Inc. beneficially owns these shares and has sole power to dispose of or direct the disposition of 21,722,123 of these shares, shared power to dispose of or direct the disposition of 790,485 of these shares, sole power to vote or direct the voting of none of these shares and shared power to vote or direct the voting of 227,046 of these shares. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. During 2025, Vanguard acted as an investment manager for certain assets within Textron’s pension plans and employee savings plans. Vanguard received approximately $1.26 million in fees for these services.

DELiNQUENT SECTiON 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Textron’s directors, executive officers and controller (“Reporting Persons”), to file reports of ownership and changes in ownership of our securities on Forms 3, 4 and 5 with the Securities and Exchange Commission. We have procedures in place to assist our Reporting Persons in preparing and filing these reports on a timely basis.

Based solely upon a review of copies of such reports or written representations of the Reporting Persons that no Form 5 was required, we believe that all required forms were timely filed for the 2025 fiscal year, except for one Form 4 on behalf of our Vice President and Corporate Controller, Mark S. Bamford. The Form 4 was required to report the receipt of 20,000 cash-settled restricted stock units granted to Mr. Bamford on January 1, 2025 under the Textron Inc. 2024 Long-Term Incentive Plan.

TEXTRON 2026 PROXY STATEMENT  /  21

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report referred to below with management. The committee also reviewed with management and the independent registered public accounting firm (the “independent auditors”) the reasonableness of significant judgments, including critical audit matters, and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company. This discussion included the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence and considered the possible effect of non-audit services on the auditors’ independence.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The committee also reviewed the Company’s compliance program. Seven committee meetings were held during the year.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements and the related schedule be included in the Annual Report on Form 10-K for the fiscal year ended January 3, 2026, to be filed with the Securities and Exchange Commission. The committee also reported to the Board that it had selected Ernst & Young LLP as the Company’s independent auditors for 2026 and recommended that this selection be submitted to the shareholders for ratification. In determining whether to reappoint Ernst & Young LLP as the Company’s independent auditor, the committee took into consideration a number of factors, including the quality of the committee’s ongoing discussions with Ernst & Young LLP and an assessment of the professional qualifications and past performance of the lead audit partner and Ernst & Young LLP.

Richard F. Ambrose, Chair
Kathleen M. Bader
R. Kerry Clark
Michael X. Garrett
Thomas A. Kennedy
Lionel L Nowell III

22   /  TEXTRON 2026 PROXY STATEMENT

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit Textron’s financial statements. The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2026. Ernst & Young LLP or its predecessors have served as the independent registered public accounting firm for the Company for over twenty-five years. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee and the Board believe that the appointment of the firm of Ernst & Young LLP to audit Textron’s consolidated financial statements for 2026 is in the best interests of the Company and its shareholders and propose and recommend that the shareholders ratify the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for 2026.

Although ratification is not required by our By-Laws or otherwise, the Audit Committee is submitting the selection of Ernst & Young LLP to shareholders as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. A representative or representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

FEES TO INDEPENDENT AUDITORS

The following table presents fees billed for professional services rendered by Ernst & Young LLP for the audit of Textron’s annual financial statements, the reviews of the financial statements in Textron’s Forms 10-Q, and other services in connection with statutory and regulatory filings and engagements for 2024 and 2025 and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP in 2024 and 2025.

Fee Type	2024	2025
	($ in thousands)
Audit Fees	$10,795	$11,195
Audit-Related Fees(1)	695	695
Tax Fees(2)	149	228
All Other Fees	0	0
Total Fees	$11,639	$12,118

(1)	Audit-related fees include fees for employee benefit plan audits, attest services not required by statute or regulation, and consultations concerning financial accounting and reporting matters not classified as audit.
(2)	Tax fees include fees for tax services relating to consultations and compliance.

Under the Audit and Non-Audit Services Pre-Approval Policy approved by the Audit Committee, all audit and non-audit services to be performed by the independent auditor for Textron require pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals pursuant to delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

All audit-related services, tax services and other services for 2025 were pre-approved by the Audit Committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Board of Directors recommends a vote “FOR” ratification of the appointment by the Audit Committee of Ernst & Young LLP (item 2 on the proxy card).

TEXTRON 2026 PROXY STATEMENT  /  23

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors has furnished the following report:

The Committee reviewed the Compensation Discussion and Analysis to be included in Textron’s 2026 Proxy Statement and discussed that Analysis with management.

Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Textron’s 2026 Proxy Statement and Textron’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026.

This report is submitted by the Organization and Compensation Committee.

Deborah Lee James, Chair
Thomas A. Kennedy
Rob A. Mionis
Lionel L. Nowell III

24   /  TEXTRON 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Key 2025 Performance Highlights

In 2025, Textron’s revenues were $14.8 billion, up 8% compared to the previous year. Segment profit was $1.4 billion, up 14% from 2024. Backlog at the end of 2025 increased 5% to $18.8 billion compared to $17.9 billion at the end of 2024. Net cash provided by operating activities of the manufacturing group totaled $1.3 billion, up 32% compared to the previous year. In addition, in 2025 we invested $521 million in research and development projects and $383 million in capital expenditures.

Business highlights for 2025 include:

•	Bell worked with the U.S. Army to accelerate the timeline for the MV-75 program. Bell delivered two MV-75 virtual prototypes to the Army which is a key element of the Army’s accelerated acquisition approach. The prototypes are advanced simulators based on a “digital twin” of the MV-75 weapon system. Our teams ramped up engineering and manufacturing activities, progressing toward the first prototype tests planned for late 2026.
•	At Textron Aviation, the Citation Ascend, the Citation CJ3 Gen 2 and the Citation M2 Gen2 equipped with Garmin autothrottles all received type certification in 2025. Our pace of bringing new products to market demonstrates our commitment to making aircraft and product enhancements for our customers, providing them with improved aircraft performance and new cabin technology that supports their missions. Since 2013, Textron Aviation has achieved Federal Aviation Administration (FAA) certification of nine business jets, leading the industry in product development and innovation.
•	Textron Systems had strong growth in its backlog, primarily driven by our Ship-to-Shore Connector program and multiple programs at Airborne Tactical Advantage Company (ATAC). Systems delivered the 15th Ship-to-Shore Connector craft to the U.S. Navy and received a contract award for four additional craft. ATAC won several multi-year contracts with the U.S. Navy, U.S. Marine Corps and U.S. Air Force to provide training support services, adversary air, and other services to our military customers.
•	Pipistrel achieved certifications for its products across multiple countries, including Canada, Columbia and South Korea, furthering our leadership in sustainable aviation. Transport Canada awarded type service validation to the Pipistrel Explorer, Velis Club and Velis Electro models, strengthening Pipistrel’s position in the Canadian market.
•	In our Industrial segment, Kautex’s innovative Pentatonic battery system was selected by a major automotive manufacturer for its battery electric vehicle platform. Textron Specialized Vehicles continued to expand its product line by debuting a new Cushman Hauler XL utility vehicle with a larger payload capacity and longer flat bed, available as a fully electric ELiTE series model powered by lithium-battery technology and as a gas-powered model.

TEXTRON 2026 PROXY STATEMENT  /  25

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Recent Executive Leadership Changes

Appointment of Lisa Atherton as President, Chief Executive Officer and Director of Textron

After conducting a comprehensive succession planning process, on October 22, 2025, the Textron Board of Directors appointed Lisa Atherton, the President and CEO of the Company’s Bell segment, as Textron’s next President and CEO and as a member of the Board, all effective January 4, 2026. At the Board’s request, Scott Donnelly agreed to continue to serve as Chairman of the Board, transitioning to the role of Executive Chairman of the Board, effective January 4, 2026. These changes in Textron’s leadership, along with a summary of the 2026 compensation package for each of these executives in their new roles, was reported in a Current Report on Form 8-K filed with the SEC on October 22, 2025.

David Rosenberg Became Executive Vice President and Chief Financial Officer on March 1, 2025

On October 23, 2024, the Board of Directors appointed David Rosenberg, previously the Company’s Vice President – Investor Relations, as Executive Vice President and Chief Financial Officer of Textron, effective March 1, 2025, succeeding Frank T. Connor who retired as the Executive Vice President and Chief Financial Officer of Textron, effective February 28, 2025.

Change to the Annual incentive Compensation Metric for 2026

With artificial intelligence (AI) being a high priority for the Company, beginning in 2026, our annual incentive compensation program will include an AI adoption and utilization component (weighted at 5%) in place of the environmental, social and governance component. The Committee will determine performance with respect to the AI component based upon a qualitative assessment of the Company’s progress with respect to the adoption, utilization, and integration of AI by our employees into our business operations and other processes.

Named Executive Officers

Our named executive officers (“NEOs”) for fiscal 2025 consist of our President and Chief Executive Officer, Mr. Scott Donnelly (who served in this position for the entirety of 2025), our Executive Vice President and Chief Financial Officer, Mr. David Rosenberg, our Executive Vice President, General Counsel and Secretary, Mr. Robert Lupone, and our Executive Vice President and Chief Human Resources Officer, Ms. Julie Duffy. Our former Executive Vice President and Chief Financial Officer, Mr. Frank Connor, is included for reporting purposes herein because he served in that role through February 28, 2025. Additionally, our current President and Chief Executive Officer, Ms. Lisa Atherton, is not an NEO for fiscal 2025 because she began serving in those positions on January 4, 2026.

Overview of 2025 Executive Compensation Decisions and Results

Key compensation decisions and results for 2025 include the following:

2025 Base Salaries:

•	The Organization and Compensation Committee (the “Committee”) assessed the competitiveness of executive compensation using peer group data, and, based on such assessment, approved increases to base salaries for certain NEOs. Mr. Donnelly received an increase of 4.2% while Mr. Lupone, and Ms. Duffy received increases of 5.3% and 6.7% respectively.
•	The Committee had approved a 2025 base salary of $850,000 for Mr. Rosenberg upon his appointment as CFO.

2025 Annual Incentive Compensation:

•	As in previous years, the Committee selected enterprise net operating profit and manufacturing cash flow as quantitative performance measures, and environmental, social and governance progress as a qualitative performance measure for 2025 annual incentive compensation.
•	The Committee approved annual incentive compensation payouts at 128.6% of target, based on the Company’s performance.

26   /  TEXTRON 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2025 Long-Term Incentive Compensation:

•	The Committee again awarded a mix of long-term incentive awards comprised of 50% performance share units, 25% stock options, and 25% restricted stock units.
•	The Committee approved payouts for the 2023-2025 performance share units at 93.3% of target, based on the Company’s performance.

Executive Compensation Highlights

The following summarizes key aspects of our executive compensation program for the NEOs:

•	Pay for performance philosophy aligns with a substantial portion of executives’ compensation tied to Company performance against pre-established metrics set by the Committee
•	Fifty percent (50%) of long-term incentive awards are subject to performance-based metrics to closely align with long-term Company performance
•	Pay is aligned with shareholder interests as a substantial portion of executives’ target compensation, including more than 75% of CEO’s target compensation, is in the form of equity-based long-term incentives
•	Annual incentive compensation and performance share unit payout percentages are capped
•	Double-triggers are required in change in control provisions for equity awards and severance arrangements
•	Committee annually conducts a pay-for-performance analysis based on operating metrics used in our annual incentive program
•	Committee annually reviews the composition of a talent peer group which is referenced for benchmarking our executives’ compensation and makes changes as appropriate
•	Committee annually reviews compensation data against the talent peer group in order to understand the competitiveness of our compensation program and pay levels
•	Committee annually reviews a compensation-related risk assessment with assistance from its independent compensation consultant
•	Committee and the Board review and evaluate plans for executive development and succession
•	Executives are subject to robust share ownership requirements

•	No single-trigger vesting of long-term incentive awards upon a change in control of the Company
•	No tax gross-ups for officers hired after 2008
•	No employment contracts guaranteeing fixed-term employment or bonuses to executives
•	No excessive executive perquisites
•	No hedging or pledging Textron securities
•	No repricing or exchanging stock options without shareholder approval

Compensation Philosophy

Textron’s compensation philosophy establishes target total direct compensation with reference to a talent peer group median and ties a substantial portion of our executives’ compensation to performance against objective business metrics and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders.

TEXTRON 2026 PROXY STATEMENT  /  27

COMPENSATION DISCUSSION AND ANALYSIS

2025 Compensation Program Components

Total direct compensation for Textron’s executive officers, consists of base salary, annual incentive compensation and long-term incentive compensation. Our annual incentive compensation program is designed to reward performance against annual business metrics established by the Committee at the beginning of each year and is payable in cash.

Our long-term incentive compensation program is directly linked to stock price through three award types: performance share units (“PSUs”), restricted stock units (“RSUs”) and stock options. PSUs represent 50% of long-term incentives awarded to our NEOs and are earned based on performance against financial metrics set by the Committee, measured over a three-year performance period. The three-year financial metrics currently used for our PSUs are Average Return on Invested Capital (weighted at 50%), Cumulative Manufacturing Cash Flow (weighted at 30%), and relative Total Shareholder Return (“TSR”) compared to the S&P 500 (weighted at 20%). PSUs are typically settled in cash based upon our stock price at the end of the three-year performance cycle, but, in the Committee’s discretion, can be settled in shares of common stock, cash, or a combination of both.

Our annual and long-term incentive compensation programs for 2025 are summarized in the following table:

Component	Award Type	Description
Annual Incentive		•	Target value and performance goals are set in the first quarter of each year
		•	Enterprise-wide performance goals are determined by aggregating the goals for each of our business units which are set to focus the businesses primarily on generating profitability and cash flow, consistent with expected market conditions
		•	Percentage earned (0% to 200% of target) is determined after the end of the fiscal year based upon the achievement of performance goals
		•	Payout is subject to discretion based on the Committee’s judgment

Long-Term Incentive	Performance Share Units	•	Represent cash value of one share of common stock with final value based on change in stock price over the performance period
		•	Span a three-year performance period with vesting at the end of the third fiscal year
		•	Percentage earned (0% to 200% of target) is based upon the achievement of performance goals set by the Committee at the beginning of the three-year performance period
		•	Relative TSR benchmarked against the S&P 500 is used as one of the performance metrics in order to maintain focus on stock performance as a relative measure of Company performance
		•	Incentivize achievement of Company performance goals over a sustained period in order to build shareholder value

	Restricted Stock Units	•	Represent the right to receive one share of common stock upon vesting
		•	Vest in full on the third anniversary of the grant date
		•	Final value depends on the change in stock price over the vesting period
		•	The Committee believes that RSUs help to retain executives because RSUs, unlike stock options, have value upon vesting even in a declining market

	Stock Options	• •

Provide value only if the stock price goes up during the 10-year term of the option, resulting in a direct incentive to increase Textron’s stock price

Vest ratably over three years on each anniversary of the grant date

28   /  TEXTRON 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

The objectives of Textron’s compensation program for executive officers are:

•	Encouraging world class performance
•	Focusing executives on delivering balanced performance by providing (i) both cash and equity incentives and (ii) both annual and long-term incentives
•	Aligning executive compensation with shareholder value
•	Attracting and retaining high-performing talent

To achieve these objectives, the Committee uses the following five guidelines for designing and implementing executive compensation programs at Textron:

Target total direct compensation should be set in reference to the median target total direct compensation of a talent peer group	Incentive compensation payout should be higher than target compensation when Textron performs well and lower if Textron underperforms	Performance metrics should align interests of executives with long-term interests of shareholders	Compensation programs should not incentivize executives to conduct business in ways which could put the Company at undue risk	Indirect compensation should provide the same level of benefits given to other salaried employees

TARGET DIRECT COMPENSATION

How Does the Committee Establish Target Direct Compensation?

Target total direct compensation consists of three components: (i) base salary, (ii) target annual incentive compensation and (iii) target long-term incentive compensation. In establishing target pay, the Committee addresses each component with reference to a talent peer group median and makes its determinations based on individual responsibilities, complexity of position versus that of the market benchmarks, performance, experience, and future potential. When setting total direct compensation for newly appointed executive officers, the Committee typically targets the 25th percentile of the talent peer group benchmarks, with a focus on shorter-tenured executive officers in the respective position at the benchmark companies. The Committee’s intent is to accelerate compensation increases toward the market median as the executive officer gains experience and demonstrates sustained performance. The target incentive compensation components are generally established as a percentage of base salary, varying for each NEO. The objectives of the three components are as follows:

Component	Objective
Base Salary	•	Provide market-competitive fixed pay reflective of an executive’s responsibilities, position, experience and performance
Target Annual Incentive	•	Focus executives on executing the Company’s short-term business goals
Target Long-Term Incentive	•	Align executive compensation with increasing long-term shareholder value

TEXTRON 2026 PROXY STATEMENT  /  29

COMPENSATION DISCUSSION AND ANALYSIS

How Does the Committee Select the Talent Peer Group?

The Committee references a “talent” peer group of companies, recommended by its independent compensation consultant, and reviewed and approved by the Committee annually, as part of its process in establishing target direct compensation for each NEO. For its 2023 review of the talent peer group, the compensation consultant evaluated current and potential peer companies using the following factors: size appropriateness, based upon then current revenue and market capitalization, industry and business fit, global reach, and whether the company uses Textron as a peer company for compensation purposes. The Committee also considers changes that may occur at peer companies due to mergers and acquisitions and/or spin-off activities. After this review, the compensation consultant recommended, and the Committee concluded, that no changes to the 2024 talent peer group were warranted.

The table below lists the 2024 talent peer group companies and Textron showing fiscal 2023 revenues. The 2024 talent peer group was referenced in setting target direct compensation for 2025.

2024 Talent Peer Group
Company Name	Industry	2023 Revenue ($ in billions)
General Dynamics Corporation	Aerospace and Defense	$42.3
Northrop Grumman Corporation	Aerospace and Defense	$39.3
Honeywell International Inc.	Industrial Conglomerate	$36.7
Lear Corporation	Auto Components	$23.5
Eaton Corporation Plc	Electrical Equipment	$23.2
L3Harris Technologies, Inc.	Aerospace and Defense	$19.4
Parker-Hannifin Corporation	Machinery	$19.1
Illinois Tool Works Inc.	Machinery	$16.1
Emerson Electric Co.	Electrical Equipment	$15.2
BorgWarner Inc.	Auto Components	$14.2
Huntington Ingalls Industries Inc.	Aerospace and Defense	$11.5
Oshkosh Corporation	Machinery	$9.7
Rockwell Automation Inc.	Electrical Equipment	$9.1
Howmet Aerospace, Inc.	Aerospace and Defense	$6.6
TransDigm Group	Aerospace and Defense	$6.6
Spirit AeroSystems Holdings, Inc.	Aerospace and Defense	$6.0
Textron inc.	Aerospace and Defense	$13.7

	($ in billions)
$9.6	$15.7	$23.3
25th Percentile	Median of Talent Peer Group	75th Percentile

Changes to the Talent Peer Group for 2026

Consistent with the evaluation approach taken in 2024, the compensation consultant’s 2025 review and discussions with management resulted in a recommended change to the 2025 talent peer group referenced in setting target direct compensation for 2026. The Committee approved the recommendation to add GE Aerospace to the 2025 talent peer group as GE Aerospace had become an independent public company. This change to the talent peer group increased the number of aerospace and defense companies in the peer group to better align the talent peer group with Textron’s current and expected future business focus.

30   /  TEXTRON 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

How did the Committee Make 2025 Target Direct Compensation Decisions?

Compensation for Newly-Appointed Executive Vice President and Chief Financial Officer

As described above, in setting target direct compensation for Mr. Rosenberg upon his appointment as Chief Financial Officer, the Committee referred to market data from Textron’s talent peer group, including data on shorter-tenured chief financial officers. The Committee targeted the 25th percentile of the talent peer group benchmarks, with the intent to accelerate compensation increases toward the market median as Mr. Rosenberg gains experience and demonstrates sustained performance. Mr. Rosenberg’s base salary was set at $850,000 with target annual incentive compensation and long-term incentive compensation of 100% and 250% of his base salary respectively.

Compensation for Retiring Executive Vice President and Chief Financial Officer

As previously announced, Mr. Frank Connor retired effective February 28, 2025 after having served as our CFO for fifteen years. The Organization and Compensation Committee approved Mr. Connor’s 2025 compensation to be set at $1.0 million, which consisted of salary at his 2024 rate and a special cash bonus payable upon his retirement in lieu of receiving any annual or long-term incentive compensation for 2025, taking into account Mr. Connor’s expected duties through his retirement. As part of his 2025 duties, Mr. Connor oversaw the completion of the Company’s post year-end financial reporting and related activities and effected an orderly transition of the CFO role to Mr. Rosenberg and other succession planning within the finance organization.

Compensation for Other NEOs

Prior to making decisions on compensation with respect to the other NEOs, the Committee reviewed the following items:

•	Compensation data for each NEO
•	A detailed compensation benchmarking study comparing each NEO’s current target direct compensation by component and in total to the market median of the talent peer group
•	Supplemental benchmarking data for the CEO using longer-tenured executives from the talent peer group
•	Supplemental analysis for the CEO of projected 2024 realized pay, including salary, annual and long-term incentive plan payouts, and market value at vesting of RSUs and stock options vesting in 2024, compared to CEOs from the talent peer group

Additionally, the CEO provided input to the Committee regarding compensation decisions for NEOs other than himself, including his assessment of each individual’s responsibilities and performance, the complexity of their position against market benchmarks, and their experience and future potential. In approving 2025 target total direct compensation, the Committee considered the CEO’s input, as well as the benchmarking data, and made its own assessment of competitive pay and performance.

The Committee’s philosophy with respect to the CEO has been to provide target total direct compensation for Mr. Donnelly at levels generally competitive with market median, with more recent pay levels in excess of market median in recognition of his long tenure as CEO of the Company and career accomplishments. In addition, the Committee has placed greater emphasis on increases in Mr. Donnelly’s long-term incentive compensation, which is tied to the Company’s stock price performance and, with respect to PSUs, is heavily performance-based, in order to align his interests with our shareholders’ interests. This approach has resulted in a pay mix that is in close alignment with talent peer group practices which also emphasize long-term incentive pay.

After a review of Mr. Donnelly’s performance, the benchmarking study and the supplemental benchmarking data and analysis described above, the compensation consultant recommended, and the Committee determined, to increase his target total direct compensation by approximately 4.9%. The increase consisted of a 4.2% increase in his base salary and a 5.1% increase in target long-term incentive compensation from $13.7 million to $14.4 million.

In addition, after considering the detailed compensation benchmarking study with respect to the other NEOs, the Committee determined to increase 2025 base salaries for each of the other NEOs. Mr. Lupone’s base salary was increased by 5.3% due to his long tenure with the Company and Ms. Duffy’s base salary was increased by 6.7%. The Committee increased Mr. Lupone’s target long-term incentive compensation from 175% to 200% of his base salary to align this element of compensation to the market median. The Committee did not increase annual and long-term incentives as a percentage of base salary for Ms. Duffy, so each of her target incentive dollar amounts increased only as a result of her base salary increase.

TEXTRON 2026 PROXY STATEMENT  /  31

COMPENSATION DISCUSSION AND ANALYSIS

What is the Target Direct Compensation for Our Executives?

The following table shows 2025 target total direct compensation, along with the target for each component of target total direct compensation, for Textron’s NEOs (excluding Mr. Connor as he received a fixed amount of compensation with no incentive compensation) as established by the Committee at its January 2025 meeting:

2025 Target Total Direct Compensation

			At-Risk Compensation
Name	Position	Base Salary	Target Annual Incentive	Target Long-Term Incentive	Target Total Direct Compensation
Scott C. Donnelly	CEO	$1,485,000	$2,524,500 (170% of salary)	$14,400,000 (970% of salary)	$18,409,500
David M. Rosenberg	CFO	$850,000	$850,000 (100% of salary)	$2,125,000 (250% of salary)	$3,825,000
E. Robert Lupone	General Counsel	$1,000,000	$750,000 (75% of salary)	$2,000,000 (200% of salary)	$3,750,000
Julie G. Duffy	CHRO	$800,000	$600,000 (75% of salary)	$1,400,000 (175% of salary)	$2,800,000

2025 Target Pay Mix

Approximately 92% of our CEO’s pay mix and on average approximately 74% of our other NEOs’ pay mix is tied to Company performance, including stock price performance (“at-risk”).

32   /  TEXTRON 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2025 INCENTIVE COMPENSATION TARGETS, PAYOUTS AND PERFORMANCE ANALYSIS

Setting Targets for 2025 Performance Metrics

The Committee relies on Textron’s Annual Operating Plan (“AOP”) in setting financial performance targets for short and long-term incentive compensation. The AOP, which is prepared toward the end of each fiscal year for the following three fiscal years, includes financial plans and targets and key assumptions for each segment. At its December meeting, the Board of Directors reviews and approves the AOP, subject to adjustment for certain year-end items. The Committee approves targets for the performance metrics included in Textron’s incentive compensation programs in January based upon the finalized AOP.

2025 Annual Incentive Compensation Performance Metrics

The performance metrics for the 2025 annual incentive compensation program focused on profitability, measured by enterprise net operating profit (weighted at 60%), manufacturing cash flow (weighted at 35%), and environmental, social and governance performance (weighted at 5%).

The net operating profit metric focused executives on improving execution in order to increase profit margin consistent with our expectations of our end markets. The 2025 net operating profit target was consistent with the 2024 target and 13.5% higher than 2024 actual performance.

The manufacturing cash flow metric focused executives on improving operational efficiency and sustaining the strength of the balance sheet. The cash flow target established by the Committee for 2025 was approximately 12.0% lower than the previous year’s target and 3.9% below 2024 actual performance. The lower target was primarily driven by higher planned strategic investments during 2025 to support new products and development programs intended to drive long-term shareholder value, including investments in the MV-75 program at Bell.

Performance on environmental, social and governance focused on the Company’s progress related to safety, sustainability, and an engaged, high-performing workforce. The Committee reviewed the Company’s progress related to these areas, and determined the performance achieved based upon its overall qualitative assessment.

2025-2027 PSU Cycle Performance Metrics

Performance metrics for the 2025-2027 PSU cycle are unchanged from the prior year and consist of average Return on Invested Capital (ROIC) (weighted at 50%), Cumulative Manufacturing Cash Flow (weighted at 30%), and relative total shareholder return compared to the S&P 500 (weighted at 20%), all measured over the three-year performance period. The ROIC and cumulative manufacturing cash flow performance metrics were chosen by the Committee to align with key value drivers of our business and, together, are designed to incentivize our executives to make disciplined capital allocation decisions and to manage working capital, inventory and investments to generate returns and create value for our shareholders over the long term. The relative Total Shareholder Return metric maintains focus on stock performance as an important relative measure of Company performance.

TEXTRON 2026 PROXY STATEMENT  /  33

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Compensation Payouts and Performance Analysis

Textron’s 2025 performance was substantially above target for the cash flow metric and slightly below target for the profitability metric. In determining a 10% payout for environmental, social and governance, the Committee evaluated the Company’s progress with respect to safety, sustainability, and an engaged, high-performing workforce. The Committee assessed the Company’s performance at 200% of target, noting that the Company delivered excellent, measurable progress across safety, environmental sustainability, and talent development efforts.

The formula for determining 2025 annual incentive compensation payouts for executive officers and the resulting percentage of target earned are detailed below:

2025 Annual incentive Compensation Calculation

($ in millions)

Metric	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Component Weighting	Component Payout
Enterprise NOP(1)	$975	$1,366	$1,771	$1,345(4)	60%	56.8%
Manufacturing Cash Flow(2)	$257	$668	$1,080	$983(4)	35%	61.8%
Environmental, Social and Governance(3)	0	100%	200%	200%	5%	10.0%
Total Earned						128.6%

(1)	“Enterprise NOP” means our total “Segment profit” as reported in our annual report on Form 10-K. Segment profit excludes the non-service components of pension and postretirement income, net; LIFO inventory provision; intangible asset amortization, interest expense, net for the Manufacturing group; certain corporate expenses; and gains/losses on major business dispositions. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
(2)	“Manufacturing Cash Flow” means “Manufacturing cash flow before pension contributions” as reported in our quarterly earnings releases. This measure adjusts net cash from operating activities under U.S Generally Accepted Accounting Principles (“GAAP”) for the following: deducts capital expenditures; includes proceeds from insurance recoveries and the sale of property, plant and equipment; excludes dividends received from Textron Financial Corporation (TFC) and capital contributions provided under the Support Agreement and debt agreements; and adds back pension contributions.
(3)	“Environmental, Social and Governance” means a qualitative assessment with respect to the Company’s progress on its environmental, social and governance efforts.
(4)	For Enterprise NOP and Manufacturing Cash Flow, actual performance has been adjusted to exclude the impact of the disposition of the powersports product line in our Industrial segment.

Annual incentive compensation targets and payouts for 2025 for each NEO are shown below:

Annual Incentive Compensation Targets and Payouts

		2025
Name	Position	Target	Payout
Scott C. Donnelly	CEO	$2,524,500	$3,246,000
David M. Rosenberg	CFO	$850,000	$1,093,000
E. Robert Lupone	General Counsel	$750,000	$965,000
Julie G. Duffy	CHRO	$600,000	$772,000

Prior Year Performance Analysis

As it does each year, the Committee conducted a comparative analysis of the annual incentive compensation paid to Textron’s CEO in 2025, with respect to 2024. The Committee compared Textron’s year-over-year operating performance for 2024, relative to the annual incentive compensation paid to the talent peer group companies’ CEOs compared to the year-over-year operating performance of the peer group companies. While exactly comparable data was not available for all peer companies, indicative comparisons were made using publicly reported GAAP operating cash flows and pre-tax earnings from continuing operations. The Committee’s comparative analysis confirmed the strong correlation between Textron’s annual incentive compensation payouts and its performance relative to the talent peer companies.

34   /  TEXTRON 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term incentive Compensation Payouts and Performance Analysis

2023-2025 Performance Share Units

Payouts for the 2023-2025 PSU cycle were based upon performance for the three-year period against metrics established by the Committee at the time the PSUs were granted. Performance metrics for the 2023-2025 PSU cycle consisted of average Return on Invested Capital (ROIC), Cumulative Manufacturing Cash Flow, and relative Total Shareholder Return compared to the S&P 500, all measured over the three-year performance period.

As described above, the ROIC and Cumulative Manufacturing Cash Flow performance metrics were chosen by the Committee to align with key value drivers of our business and, together, are designed to incentivize our executives to make disciplined capital allocation decisions and to manage working capital, inventory and investments to generate returns and create value for our shareholders over the long term. The three-year targets established by the Committee for the 2023-2025 PSU cycle for each of these financial metrics were based upon the 2023 AOP approved in December 2022. At that time, we anticipated a continued strong general aviation market and the commencement of revenues on the MV-75 program in early 2023. The 2023 AOP assumed a continued reduction in global supply chain issues and labor challenges, and investments in new programs and product development activities. Actual performance reflects the positive impact of the Company’s continued investments in new products and programs, while successfully managing ongoing global supply chain issues and labor challenges, including the work stoppage at Textron Aviation.

The Company’s actual performance achieved against the threshold, target and maximum levels set for the metrics included in the 2023-2025 PSU cycle, and the resulting percentage of PSUs earned by the NEOs, are detailed below:

2023–2025 Performance Share Unit Calculation
($ in millions)

Financial Metric	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Component Weighting	Earned Percentage
Average Return on Invested Capital(1)	8.4%	12.4%	15.4%	11.6%(4)	50%	42.5%
Cumulative Manufacturing Cash Flow(2)	$1,206	$2,683	$4,160	$2,716(4)	30%	30.7%
Relative Total Shareholder Return(3)	25%	50%	75%	50.1%	20%	20.1%
Total Earned						93.3%

(1)	“Three-year Average Return on Invested Capital” is measured by dividing “ROIC income” by “average invested capital”. “ROIC income” includes income from continuing operations and adds back after-tax amounts for interest expense for the Manufacturing group. “Invested capital” represents total shareholders’ equity and Manufacturing group debt, less Manufacturing group cash and equivalents and any outstanding amounts loaned to the Finance group. Invested capital is averaged over the three-year period using the balance at the beginning of the performance period and at the end of each year in the performance period.
(2)	“Three-year Cumulative Manufacturing Cash Flow” means “Manufacturing cash flow before pension contributions” (as reported in our quarterly earnings releases) generated over the three-year performance period. This measure adjusts net cash from operating activities under U.S Generally Accepted Accounting Principles (“GAAP”) for the following: deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment, excludes dividends received from TFC and capital contributions provided under the Support Agreement and debt agreements and adds back pension contributions.
(3)	“Three-year Relative Total Shareholder Return” is the percentile rank of our Total Shareholder Return (“TSR”) compared with the companies in the S&P 500 over the same period. “TSR” is a measure of stock price appreciation, including reinvested dividends, over the three-year performance period.
(4)	As approved by the Committee when the metrics were established, performance for both Average Return on Invested Capital and Cumulative Manufacturing Cash Flow may be adjusted to reflect items not contemplated when performance targets were set. Accordingly, performance has been adjusted for, as applicable, the impact of acquisitions and dispositions, dividends received from TFC, special charges, and the impact of foreign exchange fluctuations and changes associated with pension plans.

TEXTRON 2026 PROXY STATEMENT  /  35

COMPENSATION DISCUSSION AND ANALYSIS

As shown above, the earned percentage for the 2023-2025 PSU award is 93.3% of target. The Company’s performance on the Cumulative Manufacturing Cash Flow metric was above target while performance on the average ROIC metric was below target. Performance on the relative Total Shareholder Return metric performed at target.

Two factors impact the value of PSU payouts: (i) the number of units earned is based on Textron’s performance against operating metrics and (ii) the value of each unit earned is based on Textron’s stock price at the end of the performance period. The table below shows the PSU awards granted in 2023 and the payout earned by each NEO who received the award.

2023-2025 Performance Share Unit Payouts

		2023-2025 Units		2023-2025 Value
Name(1)	Position	Units Granted	Units Earned	Grant Date Target Value	Payout Value
Scott C. Donnelly	CEO	92,003	85,793	$6,733,700	$7,909,257
E. Robert Lupone	General Counsel	11,271	10,511	$824,924	$969,009
Julie G. Duffy	CHRO	8,670	8,085	$634,557	$745,356
Frank T. Connor (Retired)	CFO	26,451	24,666	$1,935,949	$2,273,959

(1)	Mr. Rosenberg was not an executive officer of Textron at the time the 2023-2025 PSUs were granted.

As shown in the table above, the payout values of the 2023-2025 awards were above the grant date values of the awards. The higher payout values are due to a 26.0% increase in Textron’s stock price over the three-year period from the March 1, 2023 grant date ($73.19) to the 2026 first ten-day trading average used to value the payout ($92.19). As a result, the value of the PSUs at settlement was 117.5% of their grant date target value as illustrated in the chart below with respect to the CEO’s award.

 CEO’s 2023-2025 PSU Award Value

36   /  TEXTRON 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Units and Stock Options

In addition to PSUs, the Company’s long-term incentive compensation program consists of RSUs and stock options. Our RSUs vest in full on the third anniversary of the grant date, and, upon vesting, the holder is entitled to one share of our common stock for each RSU. Our stock options vest ratably over three years on each anniversary of the grant date.

The ultimate value of these awards to the executives, upon the vesting of RSUs or the exercise of stock options, is directly based upon Textron’s stock price at the time of vesting or exercise. For the value realized by the executives upon the vesting or exercise of these awards, see Option Exercises and Stock Vested in Fiscal 2025 on page 44.

2025 SAY-ON-PAY ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation decisions at Textron are made by the Committee. One of the guiding objectives of Textron’s compensation program, as established by the Committee, is to align executive compensation with shareholder value creation. Therefore, the Board and the Committee carefully consider the full range of shareholder feedback and vote outcomes from our Annual Meeting each year. At our 2025 Annual Meeting, approximately 92.0% of our shareholders approved our advisory say-on-pay vote on 2024 executive compensation. As a result, we believe that the strong majority of our shareholders are supportive of our compensation program and therefore we made no changes based upon the previous year’s say-on-pay vote.

RISKS RELATED TO COMPENSATION

The Committee strives to set compensation policies for senior executives which do not encourage excessive risk-taking that could endanger the Company. For 2025, the Committee completed a full review of managing risk within our executive compensation program. This review was informed by a risk analysis of our executive compensation program conducted by the Committee’s independent compensation consultant. The consultant’s risk analysis concluded that our executive compensation program has no elements that are likely to cause a material adverse outcome for the Company. This annual review helps the Committee to structure executive compensation programs that are designed to avoid exposing the Company to unwarranted risk.

OTHER COMPENSATION PROGRAMS

Textron provides certain other compensation programs (such as retirement benefits) that are designed to provide NEOs the same level of benefits provided to non-executive officers. Certain of these programs provide benefits over any caps mandated by government regulations, including:

•	Textron Spillover Pension Plan: Non-qualified benefit plan to make up for IRS limits to qualified pension plans.
•	Textron Spillover Savings Plan: Non-qualified benefit plan to make up for IRS limits to qualified savings plans.

Textron provides a program to executives which benefits them by allowing for tax planning and also benefits the Company, in that cash payments by the Company are delayed:

•	Deferred Income Plan for Textron Executives: Non-qualified plan that allows participants to defer compensation.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT

The Committee has the authority to retain outside consultants or advisors as it deems necessary to provide desired expertise and counsel. In 2025, the Committee engaged the services of Pearl Meyer as its independent compensation consultant.

Pearl Meyer reports directly and exclusively to the Committee and was retained to provide advice regarding current and emerging best practices with regard to executive compensation. In addition, as described above, Pearl Meyer annually conducts a risk review of our executive compensation program. Representatives from Pearl Meyer attended each of the Committee’s meetings in 2025. Pearl Meyer does not provide any other services to the Committee or the Company. The Committee has determined that Pearl Meyer is independent and that the work of Pearl Meyer with the Committee for 2025 has not raised any conflict of interest.

TEXTRON 2026 PROXY STATEMENT  /  37

COMPENSATION DISCUSSION AND ANALYSIS

SHARE OWNERSHIP REQUIREMENTS

One objective of our executive compensation program is to align the financial interests of our NEOs with the interests of our shareholders. As a result, we require that senior executives accumulate and maintain a minimum level of share ownership in the Company which may be achieved through direct ownership of shares, Textron Savings Plan shares, unvested RSUs and vested/unvested share equivalents in Textron compensation and benefit plans. Stock options and unvested/unearned PSUs are not included for purposes of calculating share ownership. Minimum ownership levels are expressed as a multiple of base salary as follows: five times for the CEO and three times for other NEOs. New executive officers are given five years to reach their required ownership level. As a new executive officer, Mr. Rosenberg has until February 28, 2030, to meet his ownership requirement. All other NEOs currently meet their respective share ownership requirements.

ANTI-HEDGING AND PLEDGING POLICY

Our executives, including our NEOs, and their designees are prohibited from engaging in short sales of Textron securities and from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities based on Textron’s securities including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Textron securities, and financial instruments such as equity swaps, collars, exchange funds and forward sales contracts (the “anti-hedging policy”). The anti-hedging policy does not apply to employees generally but applies to officers at the Company and its subsidiaries who are subject to the Company’s insider trading policy, including our NEOs. In addition, our NEOs are prohibited from pledging Textron securities as collateral for any loan or holding Textron securities in a margin account.

CLAWBACK POLICY

Each of our 2015 Long-Term Incentive Plan, 2024 Long-Term Incentive Plan and our Short-Term Incentive Plan includes a clawback provision which conforms to the recovery policy (“Recovery Policy”) required by the Dodd-Frank Act and implemented by the NYSE and the SEC.

The Recovery Policy requires the “clawback” of certain incentive-based compensation paid to current and former NEOs and the Controller if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws and such executives would have received less incentive-based compensation under the restated numbers than they actually received. The policy applies a “no fault” standard and does not require any misconduct on the part of the recipient of the incentive-based compensation. “Incentive-based compensation” includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. A copy of the Recovery Policy is included as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

In addition, the Company’s long-term incentive award agreements provide that an executive who violates the noncompetition provisions of the award during employment, or within two years after termination of employment with the Company, forfeits future rights under the award and must repay to the Company value received during the period beginning 180 days prior to the earlier of termination or the date the violation occurred.

The Company also is subject to the “clawback” provision of Section 304 of the Sarbanes-Oxley Act of 2002 which generally requires public company chief executive officers and chief financial officers to disgorge bonuses, other incentive- or equity- based compensation, and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

COMPENSATION ARRANGEMENTS RELATING TO TERMINATION OF EMPLOYMENT

Since hiring Mr. Donnelly, the Committee no longer agrees to formal employment contracts which provide for individual termination protection. Mr. Donnelly’s letter agreement with Textron provides for payment of varying benefits to him upon events such as death, disability, retirement and termination under voluntary, involuntary (for cause), involuntary (not for cause or for good reason) or change in control circumstances. Mr. Donnelly’s termination benefits are consistent with the terms of our previous CEO’s agreement and were approved by the Committee upon Mr. Donnelly’s initial hiring in 2008.

38   /  TEXTRON 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

In order for Textron to attract Mr. Donnelly to join the Company after his 19-year career at GE, his pension benefits were designed to take into account his years of service at GE so that he would not be disadvantaged by joining Textron. This benefit has been effected through the adoption of an amendment to the Textron Spillover Pension Plan adding an appendix which provides a “wrap-around pension benefit” to Mr. Donnelly in order to compensate for pension benefits at GE that would otherwise not keep pace with his increasing compensation over the course of his career upon joining Textron. The benefit takes into account his service with both GE and Textron and uses the definition of pensionable compensation and final average compensation in the Textron Spillover Pension Plan. This nonqualified pension benefit became 100% vested upon his completion of ten years of service with Textron and will be reduced by the combined value of any other benefit which he is eligible to receive under (i) a tax-qualified defined benefit plan maintained by GE, (ii) a tax-qualified defined benefit plan maintained by Textron and (iii) the Textron Spillover Pension Plan.

Mr. Connor, who retired from the Company, effective February 28, 2025, received an enhanced pension benefit of an additional three years of credited service under the Textron Spillover Pension Plan, pursuant to a letter agreement which was negotiated at the time of his hiring in 2009.

Mr. Rosenberg, Mr. Lupone and Ms. Duffy are each eligible for termination benefits that are available to all corporate officers as provided by the Severance Plan for Textron Key Executives. None of Mr. Rosenberg, Mr. Lupone or Ms. Duffy has been provided any supplemental or enhanced pension benefits.

TAX CONSIDERATIONS

The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations, and the Committee maintains the flexibility to compensate the NEOs in accordance with the Company’s compensation philosophy.

TEXTRON 2026 PROXY STATEMENT  /  39

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning compensation of our principal executive officer, principal financial officer and each other individual who was serving as an executive officer at the end of Textron’s 2025 fiscal year (each, an “NEO” and collectively, the “NEOs”).

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value and
						Non-Equity	Nonqualified Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)	($)(9)	Total ($)
Scott C. Donnelly(1)	2025	1,530,577	0	10,588,942	3,463,119	3,246,000	2,191,758	145,160	21,165,556
Chairman, President and	2024	1,413,461	0	11,586,840	3,946,683	1,641,000	894,425	161,569	19,643,978
Chief Executive Officer	2023	1,352,500	0	10,100,586	3,477,679	2,621,000	2,682,449	157,548	20,391,762
David M. Rosenberg(2) Executive Vice President and Chief Financial Officer	2025	805,769	0	1,562,604	511,050	1,093,000	0	81,119	4,053,542
E. Robert Lupone	2025	1,028,846	0	1,470,687	481,007	965,000	0	111,916	4,057,456
Executive Vice President,	2024	942,308	0	1,406,198	478,954	483,000	0	115,648	3,426,108
General Counsel and Secretary	2023	902,308	0	1,237,423	426,033	771,000	0	115,128	3,451,891
Julie G. Duffy	2025	821,154	0	1,029,480	336,709	772,000	837,944	48,058	3,845,345
Executive Vice President	2024	740,385	0	1,110,097	378,107	381,000	399,794	43,919	3,053,302
and Chief Human Resources Officer	2023	692,308	0	951,836	327,107	593,000	1,087,406	41,215	3,693,476
Frank T. Connor(2)	2025	230,769	769,231	0	0	0	0	57,000	1,057,000
Executive Vice President	2024	1,190,385	0	3,298,541	1,123,522	813,000	587,295	87,015	7,099,758
and Chief Financial Officer (Retired)	2023	1,140,385	0	2,903,960	999,835	1,299,000	1,190,453	86,572	7,620,205

(1)	Mr. Donnelly stepped down as President and Chief Executive Officer of the Company transitioning to the role of Executive Chairman of the Board, effective January 4, 2026.
(2)	Mr. Rosenberg became Executive Vice President and Chief Financial Officer of the Company on March 1, 2025 upon Mr. Connor’s retirement from Textron.
(3)	Base salary increases, if any, are implemented in the first pay period in March of each year; therefore, amounts shown in this column may not exactly match the base salaries disclosed in the CD&A.
(4)	In lieu of receiving equity awards for the 2025 fiscal year, upon his retirement, Mr. Connor received a special cash bonus.
(5)	The numbers shown in this column represent the grant date fair values of equity awards granted during the fiscal year, whether settled in stock or cash, including PSUs and RSUs, which are described in the CD&A. The grant date fair values are determined based on the closing price of our common stock on the date of grant, and the PSU values assume performance at target on the metrics. Assuming maximum performance is achieved, the grant date fair value of the PSUs granted in 2025 for the three-year performance period would be: Mr. Donnelly, $14,118,589, Mr. Rosenberg, $2,083,472, Mr. Lupone, $1,960,915 and Ms. Duffy, $1,372,641.
(6)	The amounts that appear in this column represent the grant date fair value of stock options granted during the fiscal year. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 13 Share-Based Compensation in Textron’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026. The number of shares underlying the stock options granted to each NEO during 2025 is detailed in the Grants of Plan-Based Awards in Fiscal 2025 table on page 42.
(7)	The amounts in this column reflect annual incentive compensation earned under Textron’s annual incentive compensation program.
(8)	The amounts in this column reflect the year-over-year change in actuarial present value of accumulated pension benefits under all defined benefit plans in which the NEOs participate. Because Mr. Connor retired on February 28, 2025 and has begun to receive pension payments, the actuarial present value of his pension benefits declined in 2025 compared to 2024. The aggregate decline in the present value of his accumulated pension benefit during fiscal year 2025 was $523,625. In accordance with SEC rules, we have shown a zero in this column for fiscal year 2025 rather than a negative amount. Mr. Rosenberg and Mr. Lupone do not participate in any of our defined benefit pension plans as they joined the Company after the plans were closed to new employees. For Ms. Duffy, this column also includes $37 in above-market non-qualified deferred compensation earnings that were posted to her interest-bearing account under the Deferred Income Plan for Textron Executives. Earnings are considered “above-market” if they were higher than 120% of the long-term applicable federal rate with compounding.

40   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

(9)	The amounts in this column include the value of other benefits and the incremental cost to Textron in 2025 of providing various perquisites in 2025, as detailed below:

Benefit Type	Mr. Donnelly	Mr. Rosenberg	Mr. Lupone	Ms. Duffy	Mr. Connor
Spillover Savings Plan Contribution(a)	59,029	49,619	80,416	23,558	32,500
Contributions to Textron Savings Plan	17,500	31,500	31,500	17,500	17,500
Contributions to Retirement Plans	7,000	0	0	7,000	7,000
Perquisites	61,631(b)	0	0	0	0
Total	145,160	81,119	111,916	48,058	57,000

(a)	These amounts represent the value of cash-settled Textron stock units credited to the NEO’s Spillover Savings Plan (“SSP”) account during the year. For Mr. Rosenberg and Mr. Lupone, who are not eligible for a defined benefit pension plan, the Company credits an interest-bearing Moody’s account within the SSP with an amount equal to 4% of eligible compensation, reduced by the contribution that was made by the Company under the Textron Savings Plan.
(b)	This amount includes the following perquisites for Mr. Donnelly: (i) $3,000 for parking, (ii) $6,343 for an annual physical exam, and (iii) $16,265 for personal travel on corporate aircraft. In addition, family members and invited guests of Mr. Donnelly occasionally fly as additional passengers on business flights. In those cases, the aggregate incremental cost to the Company is a de minimis amount and, as a result, no amount is reflected in the Summary Compensation Table. Textron values the personal use of corporate aircraft by using an incremental cost method that multiplies the hours flown on a personal flight by an hourly direct operating cost rate for the aircraft flown. The rate per flight hour is derived from the aircraft’s variable operating costs which include landing fees, fuel, hangar fees, maintenance, catering, security fees, crew expenses, de-icing costs and other direct operating expenses. The incremental cost of locating aircraft to the origin of a trip or returning aircraft from the completion of a trip are also included in the amount reported.

TEXTRON 2026 PROXY STATEMENT  /  41

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2025

The following table sets forth information on plan-based compensation awards granted to the NEOs during Textron’s 2025 fiscal year, other than Mr. Connor who did not receive any 2025 awards. Equity awards for the other NEOs were approved on January 21, 2025, and, with respect to Mr. Rosenberg, on October 23, 2024, for grant on March 1, 2025.

Name	Grant Date	Approval Date	Grant Type	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Stock Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
				Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott C. Donnelly			Annual IC	2,524,500	5,049,000
	3/1/2025	1/21/2025	PSUs			23,616	94,464	188,928				7,059,295
	3/1/2025	1/21/2025	RSUs						47,232			3,529,647
	3/1/2025	1/21/2025	Stock Options							157,343	74.73	3,463,119
David M. Rosenberg			Annual IC	850,000	1,700,000
	3/1/2025	1/21/2025	PSUs			3,485	13,940	27,880				1,041,736
	3/1/2025	1/21/2025	RSUs						6,970			520,868
	3/1/2025	1/21/2025	Stock Options							23,219	74.73	511,050
E. Robert Lupone			Annual IC	750,000	1,500,000
	3/1/2025	1/21/2025	PSUs			3,280	13,120	26,240				980,458
	3/1/2025	1/21/2025	RSUs						6,560			490,229
	3/1/2025	1/21/2025	Stock Options							21,854	74.73	481,007
Julie G. Duffy			Annual IC	600,000	1,200,000
	3/1/2025	1/21/2025	PSUs			2,296	9,184	18,368				686,320
	3/1/2025	1/21/2025	RSUs						4,592			343,160
	3/1/2025	1/21/2025	Stock Options							15,298	74.73	336,709

(1)	These amounts refer to awards of annual incentive compensation made under our Short-Term Incentive Plan. The performance metrics and methodology for calculating payments are described in the CD&A.
(2)	These amounts refer to the number of PSUs granted under the Textron Inc. 2024 Long-Term Incentive Plan. PSUs are performance share units which are earned based upon performance against pre-established metrics over a three-year performance period as described in the CD&A. PSUs are typically settled in cash based on the average closing price of our common stock for the first ten trading days of the fiscal year following vesting. Grants of PSUs in 2025 vest at the end of fiscal 2027. The “target” amount to be paid assumes 100% of PSUs granted are earned, and the “maximum” that can be paid per the plan design is 200% of the PSUs granted.
(3)	These amounts represent the number of RSUs granted in 2025 pursuant to the Textron Inc. 2024 Long-Term Incentive Plan. RSUs accrue dividend equivalents to be paid upon vesting and vest in full on the third anniversary of the grant date.
(4)	These amounts represent the number of stock options granted in 2025 pursuant to the Textron Inc. 2024 Long-Term Incentive Plan. Stock options vest ratably over three years, beginning on March 1, 2026, and annually thereafter.
(5)	Reflects the exercise price for the stock options granted on March 1, 2025 which is equal to the closing price of our common stock on the grant date.
(6)	Represents the grant date fair value of each equity award listed in the table as determined in accordance with generally accepted accounting principles.

42   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE CoMPEnsATIon

OUTSTANDiNG EQUiTY AWARDS AT 2025 FISCAL YEAR-END

The following table sets forth information with respect to the NEOs concerning unexercised options and stock awards and other equity incentive plan awards that have not yet vested as of the end of our 2025 fiscal year.

	Outstanding Equity Awards at 2025 Fiscal Year-End
	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Type of Stock Award(3)	Grant Year	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(5)
Scott C. Donnelly	3/1/2025	0	157,343	74.73	3/1/2035	PSU	2025			94,464	8,223,091
	3/1/2024	47,511	95,020	88.68	3/1/2034	RSU	2025	47,232	4,111,546
	3/1/2023	97,292	48,645	73.19	3/1/2033	PSU	2024			87,106
	3/1/2022	145,632	0	71.07	3/1/2032	RSU	2024	43,553	3,791,289		7,582,577
	3/1/2021	200,108	0	51.56	3/1/2031	RSU	2023	46,002	4,004,474
	3/1/2020	233,913	0	40.60	3/1/2030
	3/1/2019	242,419	0	54.43	3/1/2029
	3/1/2018	193,820	0	58.24	3/1/2028
	3/1/2017	219,619	0	49.58	3/1/2027
David M.	3/1/2025	0	23,219	74.73	3/1/2035	PSU	2025			13,940	1,213,477
Rosenberg	3/1/2024	1,288	2,575	88.68	3/1/2034	RSU	2025	6,970	606,739
	3/1/2023	3,346	1,672	73.19	3/1/2033	PSU	2024			2,361	205,525
	3/1/2022	5,118	0	71.07	3/1/2032	RSU	2024	1,181	102,806
	3/1/2021	2,424	0	51.56	3/1/2031	RSU	2023	1,582	137,713
E. Robert Lupone	3/1/2025	0	21,854	74.73	3/1/2035	PSU	2025			13,120	1,142,096
	3/1/2024	5,766	11,531	88.68	3/1/2034	RSU	2025	6,560	571,048
	3/1/2023	11,919	5,959	73.19	3/1/2033	PSU	2024			10,571	920,206
	3/1/2022	18,477	0	71.07	3/1/2032	RSU	2024	5,286	460,146
	3/1/2021	26,211	0	51.56	3/1/2031	RSU	2023	5,636	490,614
	3/1/2020	29,711	0	40.60	3/1/2030
	3/1/2019	30,791	0	54.43	3/1/2029
	3/1/2018	24,906	0	58.24	3/1/2028
	3/1/2017	28,056	0	49.58	3/1/2027
Julie G. Duffy	3/1/2025	0	15,298	74.73	3/1/2035	PSU	2025			9,184	799,467
	3/1/2024	4,552	9,103	88.68	3/1/2034	RSU	2025	4,592	399,734
	3/1/2023	9,168	4,584	73.19	3/1/2033	PSU	2024			8,345	726,432
	3/1/2022	14,017	0	71.07	3/1/2032	RSU	2024	4,173	363,260
	3/1/2021	19,857	0	51.56	3/1/2031	RSU	2023	4,335	377,362
	3/1/2019	21,169	0	54.43	3/1/2029
	3/1/2018	14,044	0	58.24	3/1/2028
Frank T. Connor	3/1/2024	13,525	27,050	88.68	3/1/2034	PSU	2024			24,797	2,158,579
	3/1/2023	27,972	13,985	73.19	3/1/2033	RSU	2024	12,399	1,079,333
	3/1/2022	43,386	0	71.07	3/1/2032	RSU	2023	13,226	1,151,323
	3/1/2021	59,005	0	51.56	3/1/2031
	3/1/2020	68,972	0	40.60	3/1/2030
	3/1/2019	71,480	0	54.43	3/1/2029
	3/1/2018	56,179	0	58.24	3/1/2028
(1)	Stock option awards associated with each annual grant vest ratably over three years on each anniversary of the grant date.
(2)	The exercise price of stock options is equal to the closing price of our common stock on the date of grant.
(3)	The following types of stock awards are shown in this table:
(a)	“PSU” refers to performance share units. These units reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are typically settled in cash at a value based on the average closing price of our common stock for the first ten trading days of the fiscal year following vesting. Further information about these awards can be found in the CD&A.
(b)	“RSU” refers to restricted stock units. RSUs vest in full on the third anniversary of the grant date. Upon vesting, common stock will be issued to the executive, except that Mr. Rosenberg’s RSUs granted in 2023 and 2024 are payable in cash. Prior to 2025, RSUs were granted with the right to receive dividend equivalents currently, and, beginning in 2025, RSUs were granted with dividend equivalents accruing and payable upon vesting.
(4)	The market value of RSUs that have not vested as of January 3, 2026 was calculated using the fiscal year-end closing share price of $87.05 multiplied by the number of unvested units.
(5)	PSUs granted in 2024 and 2025 vest, to the extent earned, on January 2, 2027 and January 1, 2028, respectively. The number of PSUs and the related value as of January 3, 2026 represent the units earned and payout value at target for both the 2024-2026 and 2025-2027 three-year performance periods, in accordance with SEC rules requiring reporting of these amounts in this manner because our performance exceeded threshold, but not target performance during the previous fiscal year. The payout values shown were determined by multiplying the 2025 fiscal year end closing price of our common stock of $87.05 by the target number of unearned and unvested PSUs.

TEXTRON 2026 PROXY STATEMENT  /  43

EXECUTIVE COMPENSATION

OPTiON EXERCiSES AND STOCK VESTED iN FiSCAL 2025

The following table provides information concerning option exercises and the vesting of stock, including PSUs and RSUs, during Textron’s 2025 fiscal year for each NEO.

Option Exercises and Stock Vested in Fiscal 2025
	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Type of Equity Award(1)	Number of Shares or Units Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Scott C. Donnelly	0	0	PSU	85,793		7,468,281
			RSU	38,997		2,914,246
					Total	10,382,527
David M. Rosenberg	0	0	RSU	1,371		102,455
					Total	102,455
E. Robert Lupone	0	0	PSU	10,511		914,983
			RSU	4,948		369,764
					Total	1,284,747
Julie G. Duffy	28,543	1,050,409	PSU	8,085		703,799
			RSU	3,754		280,536
					Total	984,335
Frank T. Connor	62,591	2,055,553	PSU	24,666		2,147,175
			RSU	11,618		868,213
					Total	3,015,388
(1)	“PSU” and “RSU” are described in more detail in footnote 3 to the previous table.
(2)	PSUs vest at the end of the three-year performance period and, pursuant to SEC rules, are valued in the table above based on our common stock price at the end of the third fiscal year. The PSUs earned are subsequently settled in cash based on the average closing price of our common stock for the first ten trading days of the fiscal year following vesting, resulting in the following actual payouts: Mr. Donnelly, $7,909,257 Mr. Connor $2,273,959, Mr. Lupone, $969,009 and Ms. Duffy, $745,356.

44   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

PENSiON BENEFiTS iN FiSCAL 2025

The table below sets forth information on the pension benefits for the NEOs under each of the Company’s pension plans:

Name	Plan Name	Number of Years of Credited Service		Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Scott C. Donnelly	TRP	17.50		856,332	0
	Spillover	17.50		8,745,316	0
	Wrap Around	36.50(2)		9,518,453	0
			Total	$19,120,101
David M. Rosenberg(3)	N/A	N/A		N/A
E. Robert Lupone(3)	N/A	N/A		N/A
Julie G. Duffy	TRP	28.50		1,194,954	0
	Spillover	28.50		3,918,098	0
	TSPPSO	28.50		784,288	0
			Total	$ 5,897,340
Frank T. Connor	TRP	15.58		748,836	46,094
	Spillover	15.58		4,631,763	285,102
	Add’l Credited Service	3.00(2)		862,373	53,082
			Total	$ 6,242,972	384,278

(1)	The present value of the accumulated benefit has been calculated consistent with the assumptions set forth in Note 14 Retirement Plans in Textron’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026.
(2)	Years of extra service granted to the executive by employment letter.
(3)	Mr. Rosenberg and Mr. Lupone are not eligible to participate in any of our pension plans.

A brief description of each of the Company’s pension plans referenced above follows.

Textron Retirement Program

Textron’s retirement benefits for U.S. salaried and eligible bargained employees, the Textron Retirement Program (“TRP”), is designed to be a “floor-offset” arrangement which has two parts. The first is a traditional defined pension benefit which provides a set monthly income (pension) at retirement through a formula based on age, years of service and annual compensation. The second is a defined contribution benefit called the Textron Retirement Account Plan. The TRP is funded and tax qualified.

Benefits under the TRP are based on one and one-third percent of eligible compensation, provided that, for service years prior to 2007 (which only applies to Ms. Duffy), benefits are based on a one percent annual benefit for eligible compensation up to the “covered compensation” level ($84,120 in 2025), plus an additional amount equal to one and one-half percent of eligible compensation in excess of covered compensation. “Eligible Compensation” includes base salary plus annual incentive payments in a given year, up to the Internal Revenue Code limit ($350,000 in 2025). The benefit formula is calculated based on eligible employees’ highest consecutive five-year average eligible compensation throughout their career at Textron. Provided an employee meets the five years of qualifying service to become vested in the TRP, the accumulated benefit earned during an employee’s career is payable in monthly installments after retirement. While the normal retirement age under the TRP is 65, eligible employees who meet defined age and service criteria can retire and begin collecting a reduced benefit as early as age 55. Mr. Donnelly and Ms. Duffy qualify for the early retirement benefit under the TRP.

Under the Textron Retirement Account Plan, Textron makes annual contributions to a participant’s account equal to 2% of eligible compensation up to the Internal Revenue Code limit, and the account balance is adjusted for investment gains and losses. The participant may receive the account in a lump sum or as an actuarially equivalent annuity upon termination of employment at any age. The value of any distribution from the Textron Retirement Account Plan offsets benefits accrued after 2006 under the pension formula.

TEXTRON 2026 PROXY STATEMENT  /  45

EXECUTIVE COMPENSATION

Effective January 1, 2010, the TRP was closed to new entrants, and new employees, including Mr. Rosenberg and Mr. Lupone, instead receive an annual company contribution to the Textron Savings Plan equal to 4% of eligible compensation up to the Internal Revenue Code Limit.

Spillover Pension Plan

Textron maintains the Spillover Pension Plan (“SPP”) to compensate certain Textron executives for pension benefits that would have been earned but for limitations imposed on tax-qualified plans under federal law. The formula for the SPP is the same as the formula for the defined benefit portion of the qualified plan (the TRP). Eligible compensation components include base salary and annual incentive compensation paid in a given year. The amount included in the formula equals the total of these components (whether or not deferred), less the Internal Revenue Code limit noted above ($350,000 in 2025). Benefits under the SPP also vest after five years of qualifying service, and are generally paid under the same age and service requirements as the defined benefit portion of the TRP. This plan is unfunded and not qualified for tax purposes.

In 2008, an appendix was added to the SPP for certain designated participants hired on or after January 1, 2008, including Mr. Donnelly, to provide a “wrap-around pension benefit.” This appendix will recognize an additional benefit service accrual identified in the offer letter of the designated participant and the resulting calculation will be offset by the prior employer age 65 benefit as described in the offer letter, and any qualified and non-qualified age 65 benefit provided by Textron. Specific to Mr. Donnelly, refer to the CD&A for details on his “wrap-around” benefit.

Effective January 1, 2010, the SPP was closed to new entrants except for those who were participants in the Textron Retirement Program on December 31, 2009. Mr. Rosenberg and Mr. Lupone, therefore, are not eligible to participate in the SPP.

Textron Supplemental Pension Plan in Lieu of Stock Options

The Textron Supplemental Pension Plan in Lieu of Stock Options (“TSPPSO”) is a pension enhancement benefit that was provided to a select group of employees whose stock option grants were reduced beginning in 2003. The plan increases pensionable earnings for these employees by approximately 10-15%. Benefits under the TSPPSO also vest after five years of qualifying service, and are generally paid under the same age and service requirements as the defined benefit portion of the TRP. This plan is unfunded and not qualified for tax purposes.

The TSPPSO is no longer open to new entrants. Based on Ms. Duffy’s position in 2003, she is the only NEO who is eligible to participate in the plan.

46   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

NONQUALiFiED DEFERRED COMPENSATiON

The table below shows the deferred compensation activity for each NEO during 2025 under nonqualified deferred compensation plans maintained by Textron.

Name	Plan Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Scott C. Donnelly	Spillover Savings Plan	56,173	183,067	0	1,651,293
David M. Rosenberg	Spillover Savings Plan	46,677	3,633	0	110,651
E. Robert Lupone	Spillover Savings Plan	76,955	106,714	0	1,347,173
Julie G. Duffy	Deferred Income Plan	0	1,945	0	27,839
	Spillover Savings Plan	22,019	23,547	0	225,106
Frank T. Connor	Spillover Savings Plan	0	28,725	933,460(4)	0
(1)	The amounts shown in this column include contributions made by Textron into each executive’s notional deferred income account in the Textron Spillover Savings Plan (the “SSP”) in 2025. There are two types of Company contributions made under the SSP. First, if a participant contributes at least 10% of eligible compensation to the tax-qualified Textron Savings Plan (“TSP”), then the participant’s stock unit account within the SSP is credited with a match equal to 5% of eligible compensation reduced by the matching contribution under the TSP. Second, for Mr. Rosenberg and Mr. Lupone and other employees hired after 2009 who are not eligible for a defined benefit pension plan, the Company credits the interest-bearing Moody’s account within the SSP with an amount equal to 4% of eligible compensation reduced by the contribution that was made by the Company under the TSP. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation table on page 40.
(2)	The amounts in this column reflect aggregate earnings during the fiscal year on amounts accrued in the participants’ accounts under the SSP and the DIP, if applicable, based upon the terms of each plan, as described below. To the extent the credited rate exceeds 120% of the long-term applicable federal rate, such earnings are considered “above-market earnings”. The amount of above-market earnings in the DIP was $37 for Ms. Duffy.
(3)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements: Mr. Donnelly $706,129, Mr. Connor $501,324, Mr. Lupone $850,694 and Ms. Duffy $116,612. This information is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.
(4)	Mr. Connor retired on February 28, 2025 and received this amount in distributions from the Spillover Savings Plan.

A brief description of the Company’s deferred compensation plans referenced above follows.

Deferred income Plan for Textron Executives

Executives deferring compensation into the Deferred Income Plan for Textron Executives (“DIP”) have forgone current compensation in exchange for an unsecured promise from the Company to pay the deferred amount after their employment ends. Executives can defer up to 80% of their base salary and certain other cash compensation including annual incentive compensation and long-term incentive distributions settled in cash. The “principal” amount that is deferred can be credited with either a Moody’s-based interest rate or a rate of return that approximates the return on investment for a share of Textron common stock, including dividend equivalents, based upon the elections made annually by the executive. The interest rate applicable to the Moody’s account is the average Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. The compounded Moody’s yield for 2025 was 5.87%, which was applied to all deferrals made subsequent to December 31, 2001.

Textron Spillover Savings Plan

The Textron Spillover Savings Plan (the “SSP”) makes up for forgone Company matches into the tax-qualified Textron Savings Plan because of federal compensation limits, as a result of deferring income under the DIP, and for employees hired or rehired after 2009 who are not eligible for a defined benefit pension plan. Contributions to the qualified savings plan are capped at 10% of eligible compensation up to the Internal Revenue Code limit ($350,000 in 2025). The contribution amount for employees hired or rehired after 2009 is based on 4% of eligible compensation. Contributions under the SSP are tracked in the form of unfunded book-entry accounts credited as stock units, which earn dividend equivalents and which are reinvested into stock units. NEOs are not permitted to make contributions to the SSP.

TEXTRON 2026 PROXY STATEMENT  /  47

EXECUTIVE COMPENSATION

POTENTiAL PAYMENTS UPON TERMiNATiON OR CHANGE iN CONTROL

The discussion and tables below reflect the amount of compensation that would become payable to each of the NEOs, other than Mr. Connor, under existing plans and arrangements if the named executive’s employment had terminated and/ or a change in control had occurred on January 3, 2026, the last business day of Textron’s 2025 fiscal year. With respect to Mr. Connor, who retired from the Company effective February 28, 2025, the discussion below under “Payments Made Upon a Voluntary Termination by an Executive” and the chart below under “Named Executive Officer who Voluntarily Retired during 2025” reflects the compensation which has been paid and is estimated to be payable to him after his retirement from the Company. Information for the NEOs other than Mr. Connor is provided with respect to the following termination scenarios—voluntary, “for cause”, death or disability, “not for cause” or “good reason”, change in control—and is based upon the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date.

In addition, in connection with any future actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts or altering the terms of benefits described below, as the Organization and Compensation Committee believes appropriate. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of such executive’s separation from the Company.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s share price and the executive’s age.

Payments Made Upon a Voluntary Termination by an Executive

Voluntary termination occurs when the NEO leaves the Company at his or her own will (e.g., voluntary resignation or retirement). Upon a voluntary termination, executives are entitled only to their vested or accrued obligations. Additionally, Mr. Donnelly, Mr. Lupone and Ms. Duffy are retirement eligible (age 55 with at least ten years of service to Textron), and, therefore, also would be entitled to the following:

•	RSUs would continue to vest according to their vesting schedules
•	PSUs would continue to vest according to their vesting schedules
•	Unvested stock options would continue to vest per their respective vesting schedules; vested stock options would remain exercisable until the earlier of the remaining term of the stock options or 48 months after termination

Payments Made Upon a Termination in Connection with Death or Disability

Upon a termination in connection with death or disability, each of the NEOs would be entitled to their vested or accrued obligations as well as the following:

•	RSUs would vest in full upon the occurrence of the event
•	PSUs would accelerate and vest pro-rata
•	Unvested stock options would vest in full and be exercisable until the earlier of the remaining term of the option or five years after the date of disability/death
•	Full vesting of benefits under the Textron Savings Plan, SSP, DIP and Retirement Account Plan

Payments Made Upon a Termination “For Cause” by the Company

A “for cause” termination occurs when a NEO is separated from Textron after engaging in one or more activities including, but not limited to: (i) conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction or a crime involving vicarious liability under certain circumstances), (ii) willful misrepresentation, fraud or dishonesty for personal enrichment at the expense of Textron, (iii) willful misconduct or behavior, willful violation of the Company’s Business Conduct Guidelines, or breach of the NEO’s fiduciary duties, in each case, that results in material harm to Textron, or (iv) willful failure to attempt to perform his or her duties or willful failure to attempt to follow the legal written direction of the Board. Upon a termination “for cause,” each of the NEOs would be entitled only to their vested or accrued obligations.

48   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Payments Made Upon a “Not For Cause” Termination by the Company or by an Executive for “Good Reason”

Mr. Donnelly

A “not for cause” termination (also called “involuntary termination”) occurs when employment ends either at the initiation of Textron, but without circumstances that would indicate a “for cause” situation, or at the initiation of the executive for “Good Reason.” Mr. Donnelly’s letter agreement with the Company provides certain severance benefits in the event of a “not for cause” or “Good Reason” termination. “Good Reason” means the occurrence of one or more of the following: (i) the assignment to Mr. Donnelly of duties that are materially inconsistent with his position, (ii) the material reduction of Mr. Donnelly’s position, (iii) the forced relocation of Mr. Donnelly’s principal office, (iv) a reduction in Mr. Donnelly’s salary or other benefits, (v) the failure of the Company to deliver to Mr. Donnelly a satisfactory written agreement from any successor to the Company to assume and agree to perform under the letter agreement, or (vi) other material breach by Textron of the letter agreement. Upon a termination “not for cause,” or for “Good Reason,” Mr. Donnelly would be entitled to his vested or accrued obligations as well as the following:

•	Cash Severance Benefit Comprised of:
–	Two times the sum of (i) base salary and (ii) the greater of (a) the termination year target annual cash incentive compensation and (b) the average annual cash incentive compensation earned during the last three fiscal years, paid in monthly installments over two years
•	Treatment of Long-Term Incentive Awards:
–	RSUs would continue to vest according to their vesting schedules
–	PSUs would continue to vest according to their vesting schedules
–	Unvested stock options which would have vested in two years if termination had not occurred would immediately vest
–	Unvested stock options which would vest in more than two years would continue to vest per their respective vesting schedules; vested stock options would remain exercisable until the earlier of the remaining term of the stock options or 48 months after termination
•	Benefits under Retirement Plans:
–	Credit for an additional two and one-half years of age and service and compensation under all defined benefit-type retirement plans (including the SPP)
–	A lump sum payment equal to two times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates
•	Continuation of Insurance Coverage: Continued coverage (or the cash equivalent thereof) for two years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the accidental death and dismemberment insurance and dependent life insurance plans

Other NEOs

The Severance Plan for Textron Key Executives, in which each of the other NEOs participates, provides severance pay for involuntary termination only if the executive signs a release provided in and required by the plan document. This severance pay is equal to the sum of: (i) the executive’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his or her three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his or her current target incentive compensation under the annual incentive compensation plan.

Payments Made Upon a Termination in Connection with a “Change in Control”

Mr. Donnelly

A “change in control” termination would occur if Mr. Donnelly experiences a “not for cause” or “good reason” termination during the period beginning 180 days before a change in control and ending on the second anniversary of the change in control. Mr. Donnelly’s letter agreement with the Company provides certain severance benefits in the event of a “change in control” termination. For purposes of Mr. Donnelly’s letter agreement, a “change in control” means the occurrence of any of the following events: (i) any person unrelated to Textron acquires more than 30% of Textron’s then outstanding

TEXTRON 2026 PROXY STATEMENT  /  49

EXECUTIVE COMPENSATION

voting stock, (ii) a majority of the members of the Board of Directors are replaced in any two-year period other than in specific circumstances, (iii) the consummation of a merger or consolidation of Textron with any other corporation, other than a merger or consolidation in which Textron’s voting securities outstanding immediately prior to such merger or consolidation continue to represent at least 50% of the combined voting securities of Textron or such surviving entity immediately after such merger or consolidation, or (iv) shareholder approval of an agreement for the sale or disposition of all or substantially all of Textron’s assets or a plan of complete liquidation. Upon a termination in connection with a “change in control,” Mr. Donnelly would be entitled to his vested or accrued obligations as well as the following:

•	Cash Severance Benefit, Payable in a Lump Sum, Comprised of:
–	Three times base salary
–	Three times the greater of (i) the average annual cash incentive compensation over the three years prior to the earlier of the change of control or the termination and (ii) the termination year target annual cash incentive compensation
•	Treatment of Long-Term Incentive Awards:
–	Outstanding unvested stock options, PSUs and RSUs would be subject to immediate and full vesting acceleration as of the change in control.
–	PSUs granted in 2024 and 2025 will be paid based on actual performance through the change in control and based on target performance after the change in control.
•	Benefits under Retirement Plans:
–	Full vesting and credit for an additional three years of age and service and compensation under all defined benefit-type retirement plans (including the SPP)
–	Full vesting acceleration under the SSP
–	A payment equal to three times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates
•	Continuation of Insurance Coverage: Continued coverage (or the cash equivalent thereof) for three years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the accidental death and dismemberment insurance and dependent life insurance plans
•	Additional Perquisites: Outplacement assistance for up to one year following termination
•	Tax Gross-Up Payment: Subject to certain conditions, the Company would gross-up severance payments to cover the executive’s excise taxes, if any, determined in accordance with Sections 4999 and 280G of the Internal Revenue Code

Other NEOs

The Severance Plan for Textron Key Executives, in which each of the other NEOs participates, provides severance pay and severance benefits in the event of an involuntary termination or termination for “good reason” by the executive within two years following a change of control only if the executive signs a release provided in and required by the plan document. The severance pay, payable in a lump sum, is equal to the sum of: (i) the executive’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his or her three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his or her current target incentive compensation under the annual incentive compensation plan. In addition, medical and dental benefits would be provided by Textron to the executive and to his or her dependents, on terms which are not less favorable to them than the terms existing immediately before severance. Such severance benefits would be continued for eighteen months following severance (or, if less, until the executive or dependent obtains comparable coverage under another employer’s plan or Medicare).

Under the Severance Plan for Textron Key Executives, “change of control” means the occurrence of any of the following events: (i) any person unrelated to Textron (a) becomes (other than by acquisition from Textron) the beneficial owner of more than 50% of Textron’s then outstanding voting stock, (b) acquires more than 30% of Textron’s then outstanding voting stock, or (c) acquires all or substantially all of the total gross fair market value of all of the assets of Textron, (ii) a merger or consolidation of Textron with any other corporation occurs, other than a merger or consolidation that would result in the voting securities of Textron outstanding immediately before the merger or consolidation continuing to represent 50% or more of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iii) during any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of their appointment or election.

50   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

In addition, in the event of a not for cause or good reason termination in connection with a change of control, the other NEOs would receive (i) full vesting acceleration under the SPP, SSP and TSP and (ii) full vesting of long-term incentive awards which would be payable in the same manner described above for Mr. Donnelly.

The following tables show additional or accelerated payments which would be payable to our NEOs under existing agreements, plans or other arrangements, for various scenarios triggered by a termination of employment, assuming the termination date to be January 3, 2026, and, where applicable, using the closing price of our common stock of $87.05 (as reported on the New York Stock Exchange on January 2, 2026, the last trading day of our fiscal year).

Scott C. Donnelly	Voluntary(1)	Disability	Death	For Cause	Not For Cause	Change in Control(2)
Annual Incentive/Severance	$ 0	$ 0	$ 0	$0	$ 7,975,333	$ 4,455,000
RSU settled in stock or cash(3)	11,907,308	11,907,308	11,907,308	0	11,907,308	11,907,308
Stock Options(3)	2,612,685	2,612,685	2,612,685	0	2,612,685	2,612,685
Cash settlement of PSUs(3)	15,805,669	7,796,082	7,796,082	0	15,805,669	15,805,669
Pension benefit(4)	0	0	0	0	4,638,957	4,956,840
Other benefits(5)	0	0	0	0	180,702	456,046
Amount Triggered due to Termination	$30,325,662	$22,316,075	$22,316,075	$0	$43,120,654	$ 40,193,548

David M. Rosenberg	Voluntary(1)	Disability	Death	For Cause	Not For Cause	Change in Control(2)
Annual Incentive/Severance	$ 0	$ 0	$ 0	$0	$ 1,344,667	$ 1,344,667
RSU settled in stock or cash(3)	0	847,258	847,258	0	0	847,258
Stock Options(3)	0	309,232	309,232	0	0	309,232
Cash settlement of PSUs(3)	0	541,509	541,509	0	0	1,419,002
Pension benefit	0	0	0	0	0	0
Other benefits(5)	0	0	0	0	0	30,352
Amount Triggered due to Termination	$ 0	$ 1,697,999	$ 1,697,999	$0	$ 1,344,667	$ 3,950,511

E. Robert Lupone	Voluntary(1)	Disability	Death	For Cause	Not For Cause	Change in Control(2)
Annual Incentive/Severance	$ 0	$ 0	$ 0	$0	$ 1,739,667	$ 1,739,667
RSU settled in stock or cash(3)	1,521,808	1,521,808	1,521,808	0	1,521,808	1,521,808
Stock Options(3)	351,833	351,833	351,833	0	351,833	351,833
Cash settlement of PSUs(3)	2,062,302	994,169	994,169	0	2,062,302	2,062,302
Pension benefit	0	0	0	0	0	0
Other benefits(5)	0	0	0	0	0	9,679
Amount Triggered due to Termination	$ 3,935,943	$ 2,867,810	$ 2,867,810	$0	$ 5,675,610	$ 5,685,289

Julie G. Duffy	Voluntary(1)	Disability	Death	For Cause	Not For Cause	Change in Control(2)
Annual Incentive/Severance	$ 0	$ 0	$ 0	$0	$ 1,382,000	$ 1,382,000
RSU settled in stock or cash(3)	1,140,355	1,140,355	1,140,355	0	1,140,355	1,140,355
Stock Options(3)	252,006	252,006	252,006	0	252,006	252,006
Cash settlement of PSUs(3)	1,525,899	750,777	750,777	0	1,525,899	1,525,899
Pension benefit	0	0	0	0	0	0
Other benefits(5)	0	0	0	0	0	30,352
Amount Triggered due to Termination	$ 2,918,260	$ 2,143,138	$ 2,143,138	$0	$ 4,300,260	$ 4,330,612

(1)	Mr. Donnelly, Mr. Lupone and Ms. Duffy are retirement eligible (age 55 with at least ten years of service to Textron) which entitles them to continued vesting of their unvested RSUs, stock options and PSUs upon a voluntary termination. Pension benefits for Mr. Donnelly and Ms. Duffy are set forth in the Pension Benefits in Fiscal 2025 table on page 45.
(2)	Amounts reported in the “Change in Control” column are paid only upon a “not for cause” or “good reason” termination in connection with a Change in Control.
(3)	Amounts reported for RSUs, stock options and PSUs reflect accelerated, prorated and/or continued vesting triggered by termination event under each scenario, respectively. PSU amounts have been calculated assuming that the 2024-2026 PSU cycle will be paid at 100% of target and the 2025-2027 PSU cycle will be paid at 100% of target.
(4)	Potential pension benefits have been calculated assuming a discount rate of 5.65%.
(5)	Other benefits (i) for Mr. Donnelly, includes, under the “Not for Cause” scenario, $13,644 in continuation of insurance coverage and $167,058 in additional benefits under retirement plans, and, under the “Change in Control” scenario, $20,466 in continuation of insurance coverage, $250,587 in additional benefits under retirement plans and outplacement assistance valued at $184,994, and (ii) for the other NEOs, represents continuation of health benefits.

TEXTRON 2026 PROXY STATEMENT  /  51

EXECUTIVE COMPENSATION

Named Executive Officer Who Voluntarily Retired during 2025

Mr. Connor, who was retirement eligible when he retired from the Company during 2025, is entitled to continued vesting of his unvested RSUs, stock options and PSUs as a result of his voluntary retirement. The following table reflects amounts paid or payable to him as a result of this continued vesting, including (i) actual amounts paid with respect to awards that vested after his retirement through March 1, 2026 and (ii) amounts payable with respect to unvested RSU and PSU awards, estimated using our closing stock price on January 2, 2026. Actual amounts payable in the future depend on share value on future dates and, therefore, may vary significantly due to changes in our share price between January 2, 2026 and the actual date or dates used for calculation of the payments due.

Frank T. Connor	Voluntary
Annual Incentive/Severance	0
RSUs settled in stock(1)	$ 3,252,291
Stock Options(1)(2)	$ 193,846
Cash Settlement of PSUs(1)(3)	$ 4,432,537
Pension benefit(4)	0
Other benefits	0
Amounts Triggered due to Termination	$ 7,878,674
(1)	Amounts reported for RSUs, stock options and PSUs reflect continued vesting of the awards according to their vesting schedules due to Mr. Connor’s retirement eligible status and voluntary termination.
(2)	Reflects the intrinsic value of outstanding unvested options at the end of the 2025 fiscal year.
(3)	PSU amounts have been calculated assuming that the 2024-2026 PSU cycle will be paid at 100% of target.
(4)	Pension benefits for Mr. Connor are set forth in the Pension Benefits in Fiscal 2025 table on page 45.

PAY RATiO

We are required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Securities and Exchange Commission (“SEC”) rules to provide the ratio of the annual total compensation of Mr. Donnelly, our Chief Executive Officer, to that of an employee whose annual compensation is at the median of all our employees.

Textron and its consolidated subsidiaries together have approximately 34,000 employees located throughout the world, with approximately 80% in the U.S., 10% in Europe, 6% in Canada and Mexico combined, 4% in Asia and less than 1% elsewhere.

To identify the employee with compensation at the median of all employees for our 2025 fiscal year, we used “annual rate”, as reflected in our enterprise-wide human resources information system, as of October 1, 2025, for all of our employees, including part time, temporary and seasonal employees. The annual rate for salaried employees reflects base salary paid on an annual basis. For hourly employees, the annual rate is arrived at using their hourly rate and standard work hours. We did not make any cost-of-living adjustments despite the large variety of labor markets in which our employees work, nor did we make any adjustments to account for the variety of compensation arrangements used to pay employees in varying roles (e.g., we did not include overtime, commissions, bonuses or other types of non-fixed compensation).

Using this methodology for 2025, we determined that the “median employee” was a full-time, salaried employee located in the U.S. Total compensation for the median employee in the 2025 fiscal year was in the amount of $111,269. “Annual total compensation” of the median employee includes regular earnings, bonus payments, Company contributions to a 401(k) plan on behalf of the employee, and the Company-paid portion of health and welfare benefits.

“Annual total compensation” for Mr. Donnelly for the 2025 fiscal year was $21,186,411 which is a $20,855 increase over the amount reflected in the “Total” column in the Summary Compensation Table on page 40. The increase reflects the inclusion of Mr. Donnelly’s health and welfare benefits which are excluded from the Summary Compensation Table amounts under SEC rules. Based upon this information, for 2025 the ratio of the annual total compensation of Mr. Donnelly to the annual total compensation of the median employee was 190 to 1.

52   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

The following table provides a summary of “Compensation Actually Paid,” calculated as prescribed by the SEC (“CAP”), to the principal executive officer (“PEO”), the average CAP for the other non-PEO named executive officers (“Non-PEO NEOs”), total shareholder return (“TSR”), Net Income and the Company-selected financial measure of Manufacturing Cash Flow before Pension Contributions for the years 2021 through 2025.

					Value of Initial Fixed $100 Investment based on:(2)
	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Company Total Shareholder Return (TSR) ($)	Peer Group TSR S&P 500 A&D Index TSR ($)	Peer Group TSR S&P 500 Industrials Index TSR ($)	Net Income ($) (in millions)	Manufacturing Cash Flow before Pension Contributions(3)
2025	21,165,556	24,044,049	3,253,336	3,661,632	181.1	237.6	193.3	921	983
2024	19,643,978	15,770,450	4,526,389	3,798,259	159.0	162.3	158.9	824	695
2023	20,391,762	27,994,633	4,921,857	6,004,863	167.0	141.9	135.2	921	931
2022	15,367,279	18,736,482	3,881,920	4,533,894	146.8	132.9	114.5	861	1,188
2021	18,576,014	45,821,710	4,819,441	9,366,481	159.9	113.2	121.1	746	1,149
(1)	During 2021-2024 in the table above, Mr. Donnelly was Textron’s Principal Executive Officer (“PEO”) and our other Named Executive Officers (“Non-PEO NEOs”) consisted of Mr. Connor, Mr. Lupone and Ms. Duffy. In 2025, Mr. Donnelly was Textron’s Principal Executive Officer (“PEO”) and our other Named Executive Officers (“Non-PEO NEOs”) consisted of Mr. Connor, Mr. Lupone, Ms. Duffy, and Mr. Rosenberg. As described in the CD&A on page 26, Mr. Connor served as an NEO for two months in fiscal 2025.
(2)	Represents the value as of the end of each year indicated of $100 invested on December 31, 2020 in the Company’s stock or in one of the indicated Peer Group indices.
(3)	In each year, calculated as described in footnotes (2) and (4) of that year’s Annual Incentive Compensation Calculation chart, found on page 34 with respect to 2025.

“Compensation Actually Paid” is defined by the SEC to include amounts not actually received by the PEO or non-PEO NEOs. The calculation of CAP is required to include, not only actual take-home pay for the reported year, but (i) an alternate valuation of pension benefits accrued during the year, (ii) the year-end value of equity awards granted during the reported year, and (iii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or through the end of the reported fiscal year. The reconciliation below sets forth adjustments made to the Summary Compensation Table Total for Mr. Donnelly and the average of the Summary Compensation Table Total for the Non-PEO NEOs to arrive at “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs”, in the manner prescribed by SEC rules.

TEXTRON 2026 PROXY STATEMENT  /  53

EXECUTIVE COMPENSATION

	PEO					Non-PEO NEOs (average)
	2025	2024	2023	2022	2021	2025	2024	2023	2022	2021
Summary Compensation Table (“SCT”) Total	$ 21,165,556	$ 19,643,978	$ 20,391,762	$ 15,367,279	$18,576,014	$ 3,253,336	$ 4,526,389	$ 4,921,857	$ 3,881,920	$4,819,441
Adjustments:
Deduction for Change in Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT	(2,191,758)	(894,425)	(2,682,449)	—	(95,972)	(209,486)	(329,030)	(759,286)	—	(216,984)
Increase for “Service Cost” for pension plans	279,174	260,276	413,267	576,449	580,054	110,251	147,433	129,420	162,591	165,031
Deduction for the grant date fair value of stock awards (PSUs and RSUs) awarded during the year, reported under the “Stock Awards” column in the SCT	(10,588,942)	(11,586,840)	(10,100,586)	(8,314,479)	(10,500,442)	(1,015,693)	(1,938,279)	(1,697,740)	(1,444,119)	(1,828,820)
Deduction for the grant date fair value of options awarded during the year, reported under the “Option Awards” column in the SCT	(3,463,119)	(3,946,683)	(3,477,679)	(2,905,358)	(3,011,625)	(332,192)	(660,194)	(584,526)	(504,602)	(527,116)
Increase for year-end fair value of awards granted during year that remain outstanding and unvested as of year-end(1)	18,146,435	12,206,192	14,676,737	12,650,262	22,165,513	1,740,620	2,041,877	2,466,901	2,190,502	3,879,540
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end(1)	2,296,108	300,473	4,093,826	1,079,909	14,602,311	384,634	48,108	711,301	194,183	2,484,003
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	(1,609,140)	(223,541)	4,665,399	264,240	3,486,240	(271,142)	(39,921)	814,467	50,307	588,100
Increase for value of dividend equivalents	9,735	11,020	14,355	18,180	19,617	1,304	1,876	2,469	3,112	3,286
Total Adjustments	2,878,493	(3,873,528)	7,602,871	3,369,203	27,245,696	408,296	(728,130)	1,083,006	651,974	4,547,040
“Compensation Actually Paid”	$ 24,044,049	$ 15,770,450	$ 27,994,633	$ 18,736,482	$45,821,710	$ 3,661,632	$ 3,798,259	$ 6,004,863	$ 4,533,894	$9,366,481

(1)	We calculate the fair value of our PSUs in accordance with GAAP, based on the closing price of our common stock and the number of units, as adjusted based on estimates with respect to performance on the relevant metrics. On the grant date, we assume performance at target on the metrics. Following the grant date, we apply the actual relative TSR as of the valuation date, and, for the remaining performance periods, we utilize estimates of performance against the target for each operating metric.

54   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Financial Performance Measures

The following list of financial performance measures represents, in the Company’s assessment, the most important financial performance measures used by the Company to link Compensation Actually Paid (“CAP”) to the NEOs to company performance for the 2025 fiscal year. Please see the Compensation Discussion and Analysis beginning on page 25 for additional discussion of how these factors affected our NEOs’ compensation.

Descriptions of Relationships

Manufacturing Cash Flow before Pension Contributions
Average Return on Investment Capital
Cumulative Manufacturing Cash Flow
Enterprise Net Operating Profit
Relative TSR compared to the S&P 500

Set forth below are descriptions of the relationship between CAP and each of the financial performance metrics set forth in the Pay versus Performance table above, as well as a description of the relationship of the Company’s Total Shareholder Return (“TSR”) compared to our Peer Groups’ TSR.

CAP versus TSR

As shown in the chart below, the calculated CAP for both the PEO and the Non-PEO NEOs is correlated with the Company’s TSR for each of the years set forth in the table above. This is due primarily to the Company’s use of equity incentive awards in the long-term incentive compensation plan, which results in the alignment of the value of our executives’ outstanding and unvested awards with shareholders’ interests. As described in detail in the Compensation Discussion and Analysis beginning on page 25, awards issued under our long-term incentive compensation program are directly linked to stock price and represent a substantial portion of our NEOs’ compensation which serves to align our executives’ interests with our shareholders’ interests.

From the end of the 2021 fiscal year to the end of the 2022 fiscal year, Textron’s common stock price decreased 8.3% from $77.20 to $70.80, resulting in a decreased fair value of outstanding and unvested equity awards and a decrease in year-over-year CAP for 2022.Textron’s common stock price then increased 13.6%, from $70.80 at the end of 2022 to $80.42 at the end of fiscal year 2023, resulting in an increase in year-over-year CAP for 2023. Textron’s common stock price decreased 4.0% from $80.42 to $77.21 from the end of fiscal year 2023 to the end of fiscal year 2024, which is reflected in the lower CAP for 2024. From the end of fiscal year 2024 to the end of fiscal year 2025, Textron’s common stock price increased 12.7%, from $77.21 to $87.05, driving an increased CAP for 2025. The impact of equity incentive compensation is greater for the PEO’s CAP calculation because the portion of his compensation that is delivered in the form of equity incentives is greater than that portion for the Non-PEO NEOs.

TEXTRON 2026 PROXY STATEMENT  /  55

EXECUTIVE COMPENSATION

Company’s TSR versus Peer Groups’ TSR

As shown in the chart below, the Company’s cumulative TSR is correlated with the S&P 500 Industrials index cumulative TSR. It is not as closely aligned with the S&P 500 A&D index cumulative TSR. Because Textron is a multi-industry company with businesses in the aerospace and defense industry as well as other industrial manufacturing businesses, both indices are relevant for comparison, although neither is an ideal peer group. Due to consolidation in the A&D industry, that index reflects the results of only twelve companies, including Textron, making each company’s impact arguably outsized, especially the impact of large companies, given that the returns shown are weighted based on market capitalization. Since the S&P 500 Industrials index includes a greater number of companies than the S&P 500 A&D index, using this index for comparison mitigates the effect of companies with outlying performance.

CAP versus Net income

As shown in the chart below, the Company’s net income increased in both periods from 2021 to 2022 and 2022 to 2023. The company’s net income decreased in the period from 2023 to 2024. From 2024 to 2025 the Company’s net income increased again. This measure is somewhat aligned with the calculated CAP for both the PEO and the Non-PEO NEOs, although, the correlation related to Net Income impact is overshadowed by the impact of changes in the Company’s stock price on CAP primarily due to the Company’s use of equity incentives that are tied directly to stock price, as described above. Notably, the Company does not use Net Income to determine compensation levels or long-term incentive plan payouts.

56   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

CAP versus Manufacturing Cash Flow before Pension Contributions

As shown in the chart below, the Company’s Manufacturing Cash Flow before Pension Contributions increased modestly from 2021 to 2022 decreased in the periods from 2022 to 2023 and 2023 to 2024, and again increased from 2024 to 2025. This measure affects CAP for both the PEO and the Non-PEO NEOs by impacting the extent to which performance share units are earned over the performance periods, however this impact is overshadowed by the impact that changes in the Company’s stock price have on CAP, primarily due to the Company’s use of equity incentives that are tied directly to stock price, as described above.

TEXTRON 2026 PROXY STATEMENT  /  57

EXECUTIVE COMPENSATION

EVALUATiON OF RiSK iN COMPENSATiON PLANS

In addition to the Company’s incentive compensation arrangements applicable to senior executives throughout the enterprise, the Company’s business units maintain incentive compensation plans and programs in which business unit employees below the senior executive level participate (such as sales incentive plans and incentive programs linked to safety and customer service, etc.). Textron’s management reviews these business unit incentive compensation plans and programs as they relate to risk management practices and risk-taking incentives.

TiMiNG OF OPTiON AWARDS

It is Textron’s practice to grant most equity awards on a pre-determined schedule. The grant date for annual stock options, as well as other awards, has been established as March 1 of each year for all employees. In January of each fiscal year, the Organization and Compensation Committee approves the value of stock options and other equity incentive awards to be granted to our NEOs on the March 1 grant date. The Committee has delegated to the Chief Executive Officer the authority to make awards to employees who are not NEOs. In addition to the annual grants, stock options may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. No off-cycle stock options have been granted to NEOs in fiscal year 2025, and it is Textron’s practice not to make any off-cycle equity grants to current NEOs. The Chief Executive Officer has delegated to our Chief Human Resources Officer the authority to make off-cycle grants to other employees within certain guidelines.

We do not grant stock options in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on stock option grant dates, vesting events, or sale events. The exercise price of a newly granted option is the closing price of Textron’s common stock on the NYSE on the date of grant. If the grant date falls on a non-trading day, the exercise price is the closing price of our common stock on the NYSE on the last trading day preceding the date of grant.

EQUiTY COMPENSATiON PLAN iNFORMATiON

The following table sets forth certain information, as of the end of Textron’s 2025 fiscal year, for all Textron compensation plans previously approved by shareholders. There are no compensation plans not previously approved by shareholders.

	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	7,149,841(1)	64.61(2)	8,810,517(3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	7,149,841	64.61	8,810,517
(1)	Includes 358,526 unvested shares that may be issued under previously granted RSUs.
(2)	This value reflects the weighted average exercise price of outstanding stock options only.
(3)	Consists of shares remaining available for issuance under the Textron Inc. 2024 Long-Term Incentive Plan (“2024 plan”) that may be issued pursuant to stock options, stock appreciation rights, performance stock, restricted stock, RSUs and other awards, provided that no more than 2,981,553 shares may be issued pursuant to awards other than stock options and stock appreciation rights.

58   /  TEXTRON 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

TRANSACTiONS WiTH RELATED PERSONS

Except as described below, since the beginning of Textron’s 2025 fiscal year, there have been no transactions and there are no currently proposed transactions, in which Textron was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

Mr. Donnelly is a licensed pilot who owns a Citation business jet which he uses for both personal and business purposes. Mr. Donnelly holds his aircraft through a limited liability company (“LLC”) which has entered into an Amended and Restated Hangar License and Services Agreement (the “Hangar Agreement”) with the Company related to the sublease by the LLC of a portion of the Company’s leased hangar space and the provision of other services. The Hangar Agreement was approved by the Nominating and Corporate Governance Committee.

The Hangar Agreement provides that the Company will provide certain aircraft maintenance and other services, including pilot services, for Mr. Donnelly’s personal aircraft, and Mr. Donnelly will pay $1,500 per month rent for the hangar space used by his aircraft. Fees for maintenance, pilot services and all other services are set at market rates, and the LLC fully reimburses the Company at such market rates. The Company permits Mr. Donnelly’s LLC to purchase fuel from the Company’s bulk fuel storage facility and at certain other airports at the discounted rates afforded to the Company, and the Company’s Aviation Department facilitates Mr. Donnelly’s personal flights and performs various administrative duties in connection with his aircraft. During our 2025 fiscal year, Mr. Donnelly’s LLC paid total costs to Textron under the Hangar Agreement of $23,384.

In December 2018, Textron entered into a non-exclusive, non-continuous Aircraft Dry Lease Agreement with Mr. Donnelly’s LLC pursuant to which the Company leases Mr. Donnelly’s aircraft in order to enable the Company to use his aircraft for business flights on an as-needed basis. This arrangement is beneficial to the Company as Mr. Donnelly travels frequently for business, and his aircraft is more economical for many of his flights than the larger business jets operated by the Company’s flight department. In addition, the Dry Lease enables the flight department to have operational control of the aircraft while it is being flown on Textron business flights. The Dry Lease is for a term of one year, automatically renewable for subsequent one-year terms, subject to the parties’ termination rights. The Company pays no lease payment for its use of the aircraft; it is responsible only for costs directly attributable to the Textron business flight, including maintenance reserve payments allocated to the Company’s flights based upon flight hours. In addition, the Company pays rent for hangar space in excess of the amount paid by Mr. Donnelly as described above. The Nominating and Corporate Governance Committee has approved the Aircraft Dry Lease Agreement.

During 2025, pursuant to the terms of the Dry Lease, the Company’s allocation of maintenance reserves for Company business flights on Mr. Donnelly’s aircraft was $20,563 and the Company incurred $36,022 for the incremental cost of hangar space utilized by Mr. Donnelly’s aircraft. In turn, Mr. Donnelly’s LLC engaged Textron Aviation’s service centers to perform maintenance work on his aircraft during 2025 for which he was charged an arm’s length price of $75,681.

Under Textron’s Corporate Governance Guidelines and Policies, all related party transactions are subject to approval by the Nominating and Corporate Governance Committee. Related party transactions are generally defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) where the Company is a participant, in which the aggregate amount involved since the beginning of the Company’s last fiscal year exceeds or is expected to exceed $120,000 and an executive officer, director, nominee or greater than 5% beneficial holder or immediate family member of any of the foregoing has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In determining whether to approve such a transaction, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the committee will not approve any transaction if it determines the transaction to be inconsistent with the interests of the Company and its shareholders.

TEXTRON 2026 PROXY STATEMENT  /  59

ADVISORY VOTE TO APPROVE TEXTRON’S EXECUTiVE COMPENSATiON

The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and as a matter of good corporate governance, we are providing our shareholders with an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This vote is advisory only, and it is not binding on Textron or on our Board of Directors. Although the vote is non-binding, the Organization and Compensation Committee (the “Committee”) and the Board will carefully consider the outcome of the vote when making future compensation decisions.

Textron’s compensation philosophy is to establish target total pay with reference to a talent peer group and to tie a substantial portion of our executives’ compensation to performance against objective business goals and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders. For a full discussion of our executive compensation programs and 2025 compensation decisions made by the Committee, see “Compensation Discussion and Analysis” beginning on page 25.

Textron’s Board of Directors believes that the Company’s executive compensation program works to align management’s interests with those of our shareholders to support long-term value creation. Accordingly, Textron shareholders are being asked to vote “FOR” the following advisory resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure.”

The next say-on-pay advisory vote will be held at the 2027 Annual Meeting of Shareholders.

60   /  TEXTRON 2026 PROXY STATEMENT

GENERAL iNFORMATiON ABOUT THE ANNUAL MEETiNG

iNTERNET AVAiLABiLiTY OF PROXY MATERiALS

As permitted by the rules of the Securities and Exchange Commission, we are making our proxy materials available to shareholders primarily via the Internet, rather than mailing printed copies of these materials to shareholders. On March 6, 2026, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including our Proxy Statement and the Annual Report to Shareholders, and on how to vote online.

This process is designed to expedite shareholders’ receipt of our proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive our proxy materials electronically did not receive the Notice and will receive the proxy materials in the format requested.

VOTiNG

Shareholders of record may vote via the Internet or by using the toll-free telephone number listed on the proxy card. Please follow the instructions for Internet or telephone voting provided on the proxy card or Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can vote by mail by following the instructions on the proxy card. If you vote via the Internet or by telephone, please do not return a signed proxy card. Shareholders who hold their shares through a bank or broker can vote via the Internet or by telephone if these options are offered by the bank or broker. If you received the proxy materials in paper form from your bank or broker, the materials include a voting instruction form so you can instruct the holder of record on how to vote your shares.

If voting by mail, please complete, sign, date and return your proxy card enclosed with the proxy statement in the accompanying postage-paid envelope. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

You also may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/TXT2026 if you attend the meeting.

SAViNGS PLAN PARTiCiPANTS

If you are a participant in a Textron savings plan with the Textron stock fund as an investment option, when you vote via the Internet or by telephone, or your proxy card is returned properly signed, the plan trustee will vote your proportionate interest in the plan shares in the manner you direct, or if you vote by mail and make no direction, in proportion to directions received from the other plan participants (except for any shares allocated to your Tax Credit Account under the Textron Savings Plan which will be voted only as you direct). All directions will be held in confidence.

CHANGiNG OR REVOKiNG A PROXY

Whether voting by mail, via the Internet or by telephone, if you are a shareholder of record, you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, voting via the Internet or by telephone at a later time, delivering a written notice of revocation to Textron’s Secretary, or voting during the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by voting during the Annual Meeting.

TEXTRON 2026 PROXY STATEMENT  /  61

GENERAL iNFORMATION ABOUT THE ANNUAL MEETING

REQUiRED VOTE

A quorum is required to conduct business at the meeting. A quorum requires the presence, including by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker. Under those circumstances, your broker is allowed, but not required, to vote your shares for you on certain proposals without your instructions and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. To ensure that your shares are voted on all proposals, we encourage you to return your voting instruction form or vote electronically or by telephone as soon as possible, even if you intend to attend the Annual Meeting.

A director nominee must receive more “for” than “against” votes to be elected as a director. Abstentions and broker non-votes are not counted for this purpose and will have no effect on the outcome of the election.

Approval of all other matters to be voted on at the meeting requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. In addition, broker non-votes (when applicable) will have no effect on the outcome of the vote.

COSTS OF PROXY SOLiCiTATiON

Textron pays the cost of this solicitation of proxies. Textron will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations. In addition to solicitation by mail, Textron employees may solicit proxies by telephone, by electronic means and in person, without additional compensation for these services. Textron has hired Alliance Advisors, LLC of Bloomfield, New Jersey, a proxy solicitation organization, to assist in this solicitation process for a fee of $20,000, plus reasonable out-of-pocket expenses.

CONFiDENTiAL VOTiNG POLiCY

Under Textron’s policy on confidential voting, individual votes of shareholders are kept confidential from Textron’s directors, officers and employees, except for certain specific and limited exceptions. Comments of shareholders written on proxies or ballots are transcribed and provided to Textron’s Secretary. Votes are counted by Broadridge Financial Solutions, Inc. and certified by an independent Inspector of Election.

ATTENDiNG THE MEETiNG

The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Eastern Daylight Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

To be admitted to the Annual Meeting virtually, you will need to log in to www.virtualshareholdermeeting.com/TXT2026 using the 16-digit control number found on the proxy card, voting instruction form, Notice of Internet Availability of Proxy Materials or email, as applicable, sent or made available to shareholders entitled to vote at the Annual Meeting. Shareholders whose shares are held in street name and whose voting instruction form or Notice of Internet Availability does not indicate that their shares may be voted through the www.proxyvote.com website should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at the toll-free number on the virtual Annual Meeting login page.

62   /  TEXTRON 2026 PROXY STATEMENT

GENERAL iNFORMATION ABOUT THE ANNUAL MEETING

You can view the Agenda and the Rules of Conduct for the Annual Meeting after you log in to the virtual meeting website at www.virtualshareholdermeeting.com/TXT2026. Shareholders may submit questions related to the Company’s business or governance or related to the items of business set forth on the Agenda beginning 15 minutes prior to, and during, the Annual Meeting at www.virtualshareholdermeeting.com/TXT2026.

A webcast playback of the Annual Meeting will be available at www.virtualshareholdermeeting.com/TXT2026 within approximately 24 hours after the meeting. If any shareholder questions that comply with the Rules of Conduct are submitted but not answered during the meeting, we will post responses to those questions with the Annual Meeting materials on Textron’s website, www.textron.com, under “Investors.”

Vote in One of Four Ways:

By Telephone	By Mail
Call the telephone number on your proxy card or voting instruction form.	If you received your materials by mail, you can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

By Internet	By Attending The Virtual Meeting
You can vote your shares online at www.proxyvote.com or on the website address set forth on your proxy card or voting instruction form.	Attend the virtual meeting and vote your shares during the meeting at www.virtualshareholdermeeting.com/TXT2026

TEXTRON 2026 PROXY STATEMENT  /  63

OTHER INFORMATION

OTHER MATTERS TO COME BEFORE THE MEETiNG

The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND OTHER MATTERS FOR 2027 ANNUAL MEETiNG

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2027 Annual Meeting of Shareholders under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by Textron, at 40 Westminster Street, Providence, Rhode Island 02903, Attention: Executive Vice President, General Counsel and Secretary, on or before November 6, 2026.

Our shareholders have proxy access, which allows a shareholder or group of up to 20 shareholders owning in the aggregate 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in Textron’s By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2027 Annual Meeting, we must receive proper written notice of the nomination not less than 120 or more than 150 days before the anniversary date that the definitive proxy statement was first released to shareholders in connection with the immediately preceding annual meeting, or between the close of business on October 7, 2026 and the close of business on November 6, 2026 for the 2027 Annual Meeting, and the nomination must otherwise comply with our By-Laws. If the annual meeting is called for a date that is more than 30 days before or after the anniversary date, then the notice must be received no later than the close of business on the 120th day prior to such meeting and no earlier than the close of business on the 150th day prior to such meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later.

If shareholders instead wish to bring other business before the 2027 Annual Meeting of Shareholders or to make any nomination of director candidates other than pursuant to our proxy access By-Law provisions, timely notice must be received by Textron in advance of the meeting. Under Textron’s By-Laws, such notice must be received not less than 90 nor more than 150 days before the anniversary date of the immediately preceding annual meeting of shareholders or between November 30, 2026 and the close of business on January 29, 2027 for the 2027 Annual Meeting (but if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later). The notice must include the information required by our By-Laws. In addition to satisfying the deadlines in our advance notice provisions of our By-Laws, a shareholder who intends to solicit proxies in support of nominees submitted under the advance notice By-Laws for our 2027 annual meeting must provide the notice required under Rule 14a-19 to Textron’s Secretary no later than February 28, 2027. These requirements are separate from the requirements a shareholder must meet to have a proposal included in Textron’s proxy statement under Rule 14a-8. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by Textron.

DELiVERY OF DOCUMENTS TO SHAREHOLDERS SHARiNG AN ADDRESS

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s proxy statement and annual report, or a Notice, as applicable, to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report or a Notice, as applicable, to a shareholder at a shared address to which a single copy was delivered. A shareholder who wishes to receive a separate copy of the proxy statement

64   /  TEXTRON 2026 PROXY STATEMENT

OTHER INFORMATION

and annual report or a Notice, now or in the future, should submit their request to the Company by telephone at (401) 457-2288 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903 or by email to irdepartment@textron.com. Beneficial owners sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By order of the Board of Directors,

E. Robert Lupone

Executive Vice President, General Counsel and secretary

March 6, 2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR PROXY VIA INTERNET OR TELEPHONE OR, IF YOU RECEIVED PRINTED PROXY MATERIALS, FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED.

TEXTRON 2026 PROXY STATEMENT  /  65

Corporate information

Corporate Headquarters
Textron Inc.

40 Westminster Street

Providence, RI 02903

(401) 421-2800

www.textron.com

Annual Meeting

Textron’s Annual Meeting of Shareholders will be held on Wednesday, April 29, 2026, at 11 a.m. EDT virtually via a live audio webcast at www.virtualshareholdermeeting.com/TXT2026.

Transfer Agent, Registrar and Dividend Paying Agent

For shareholder services such as change of address, lost certificates or dividend checks, change in registered ownership or the Dividend Reinvestment Plan, write or call:

Equiniti Trust Company, LLC (“EQ”)

Attn: Shareholder Relations Fifth Third Bank
1110 Centre Ponte Curve

Mendota Heights, MN 55120
phone: 1(800) 937-5449

email: HelpAST@equiniti.com

Stock Exchange information

Textron common stock is listed on the New York Stock Exchange (Symbol: TXT).

Investor Relations

Textron Inc.
Investor Relations

40 Westminster Street

Providence, RI 02903

Email address:
irdepartment@textron.com

Investor Relations phone line:
(401) 457-2288

News media phone line:
(401) 457-2362

For more information, visit our website at
www.textron.com.

Company Publications and General information

To receive a copy of Textron’s Forms 10-K and 10-Q, Proxy Statement or Annual Report without charge, visit our website at www.textron.com or send a written request to Textron Investor Relations at the street or email address listed above. For the most recent company news and earnings press releases, visit our website at www.textron.com.

Textron is an Equal Opportunity Employer.

Textron Board of Directors

To contact the Textron Board of Directors or to report concerns or complaints about accounting, internal accounting controls or auditing matters, you may write to Board of Directors, Textron Inc., 40 Westminster Street, Providence, RI 02903; call (866) 698-6655; or send an email to textrondirectors@textron.com.

ATAC

VELIS
N493LP

www.textron.com

© 2026 Textron Inc.

innovation
PIPISTREL

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V85950-P44996-Z91949 1a. Richard F. Ambrose 1b. Lisa M. Atherton 1c. R. Kerry Clark 1d. Scott C. Donnelly 1e. Michael X. Garrett 1f. Deborah Lee James 1g. Thomas A. Kennedy 1h. Cristina Méndez 1i. Rob Mionis 1j. Lionel L. Nowell III 1k. Maria T. Zuber For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! TEXTRON INC. 1. Election of Directors The Board of Directors recommends you vote "FOR" the following nominees: Note: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in full partnership name by authorized person. Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote "FOR" Proposal 3. The Board of Directors recommends you vote "FOR" Proposal 2. 2. Ratification of appointment of independent registered public accounting firm. 3. Approval of the advisory (non-binding) resolution to approve executive compensation. SCAN TO VIEW MATERIALS & VOTE w TEXTRON INC. 40 WESTMINSTER STREET PROVIDENCE, RI 02903 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand, and follow the instructions to cast your vote. During The Meeting - Go to www.virtualshareholdermeeting.com/TXT2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SAVING PLAN SHARES Voting instructions for shares in the Textron savings plans, whether voted by Internet, phone or mail, must be received by 11:59 P.M. Eastern Time on April 26, 2026.

V85951-P44996-Z91949 IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2026 The Company's Proxy Statement for the 2026 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended January 3, 2026, including the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2026, are available at www.proxyvote.com. ANNUAL MEETING OF SHAREHOLDERS OF TEXTRON INC. Wednesday, April 29, 2026, 11:00 a.m. EDT TEXTRON INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders April 29, 2026 The undersigned hereby appoint(s) Lisa M. Atherton, David Rosenberg and E. Robert Lupone, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Textron Inc. as indicated on the proposals referred to on the reverse side hereof at the Annual Meeting of its shareholders to be held virtually at www.virtualshareholdermeeting.com/TXT2026 on Wednesday, April 29, 2026, and at any adjournments thereof, and in their discretion upon any other matter which may properly come before said meeting. This card also constitutes voting instructions to the trustees under the Textron savings plans to vote, online or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Textron Inc. held by the trustees under the plans, as described in the proxy statement. All voting instructions for shares in the Textron savings plans, whether voted by mail, telephone or Internet, must be received by 11:59 p.m. Eastern Time on April 26, 2026, so that the trustees of the plans (who vote the shares on behalf of participants in the plans) have adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed herein and FOR Proposals 2 and 3. If the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement. (Continued and to be signed on reverse side)